UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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Stable Road Acquisition Corp.

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STABLE ROAD ACQUISITION CORP.
1345 Abbot Kinney Blvd.
Venice, California 90291

Proxy Statement for the SPECIAL Meeting
IN LIEU OF AN ANNUAL MEETING
of Stockholders of
STABLE ROAD Acquisition Corp.

Dear Stockholders of Stable Road Acquisition Corp.:

You are cordially invited to attend the 2021 special meeting in lieu of an annual meeting (the “special meeting”) of stockholders of Stable Road Acquisition Corp. (“Company,” “we,” “us” or “our”) to be held at 11:00 a.m., New York time, on Thursday, May 6, 2021. The special meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting https://www.cstproxy.com/stableroadacquisitioncorp/sm2021. You may also attend the special meeting by telephone in listen only mode within the U.S. and Canada: 877-770-3647 (toll-free) or outside of the U.S. and Canada: +1 312-780-0854 (standard rates apply). The passcode for telephone access is: 39954964#. We are utilizing the virtual shareholder meeting technology to promote social distancing pursuant to guidance provided by the Center for Disease Control and the U.S. Securities and Exchange Commission (the “SEC”) due to the novel coronavirus. In addition, the virtual meeting format allows attendance from any location in the world.

Even if you are planning on attending the special meeting online, please promptly submit your proxy vote over the Internet by accessing the Internet website specified in the accompanying proxy card or voting instruction form and following the instructions provided to you, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the special meeting. It is strongly recommended that you complete and return your proxy card before the special meeting date, to ensure that your shares will be represented at the special meeting if you are unable to attend. Instructions on how to vote your shares are on the proxy materials you received for the special meeting.

At the special meeting, you will be asked to consider and vote upon:

(i)     a proposal to re-elect one director to serve as a Class I director on the Company’s board of directors (the “Board”), with such director to serve until the 2024 annual meeting of shareholders or until his successor is elected and qualified, or until such director’s earlier death, resignation, retirement or removal (the “Director Re-election Proposal”);

(ii)    a proposal to ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the year ended December 31, 2021 (the “Independent Accounting Firm Proposal”);

(iii)   a proposal to amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation (as amended, the “charter”) to extend the date by which the Company has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “business combination”) from May 13, 2021 to August 13, 2021 (the “Extension,” and such later date, the “Extended Date”) (the “Extension Amendment Proposal”); and

(iv)   a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal (the “Adjournment Proposal”).

Each of the proposals is more fully described in the accompanying proxy statement, which you are encouraged to read carefully.

The sole purpose of the Extension Amendment is to allow the Company more time to complete its proposed business combination (the “Momentus Business Combination”) with Momentus Inc., a Delaware corporation (“Momentus”). On October 7, 2020, the Company entered into that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Momentus, Project Marvel First Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company, and Project Marvel Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company. If the Extension Amendment is not approved, we will be unable to consummate the Momentus Business Combination. However, even if the Extension Amendment is approved, the Company can provide no assurances that the Momentus Business Combination will be consummated prior to the Extended Date. If the Momentus Business Combination is not consummated prior to the Extended Date, the Company will not have sufficient time to seek another business combination, unless the Company obtains from stockholders a further extension of the Extended Date.

The charter provides that the Company has until May 13, 2021 to complete a business combination. While the Company and Momentus are working towards satisfaction of the conditions to completion of the Momentus Business Combination before this deadline and the Company has filed a Registration Statement on Form S-4 with the SEC with respect to the Momentus Business Combination, the Board has determined that there will not be sufficient time before May 13, 2021 to hold a special meeting to obtain stockholder approval of, and to consummate, the Momentus Business Combination. Accordingly, our Board believes that in order to be able to successfully complete the Momentus Business Combination, which our Board continues to believe is a compelling business combination opportunity, it is important and necessary to obtain the Extension. Therefore, the Board has determined that it is in the best interests of our stockholders to extend the date by which the Company must complete an initial business combination to the Extended Date. If the Extension Amendment is approved, we expect to hold another stockholder meeting prior to the Extended Date in order to seek stockholder approval of the Momentus Business Combination. If the Extension Amendment Proposal is not approved, we will be unable to consummate the Momentus Business Combination. The Company cannot complete the Momentus Business Combination unless the Registration Statement is declared effective by the SEC. The Registration Statement has not been declared effective by the SEC and the information contained therein is subject to further change. As of the date of this proxy statement, the Company cannot estimate when, or if, the SEC will declare the Registration Statement effective. For additional information, see “Summary of Status and Recent Developments with respect to the Momentus Business Combination” in the proxy statement enclosed herewith.

In connection with the Extension Amendment, public stockholders may elect (the “Election”) to redeem their shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the Company’s initial public offering (the “IPO”) (the “trust account”), including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) included as part of the units (the “units”) sold in the IPO (the “public shares”), regardless of how such public stockholders vote on the Extension Amendment. Public stockholders may make an Election regardless of whether such public stockholders were holders as of the record date. If the Extension Amendment is approved by the requisite vote of stockholders, the remaining holders of public shares will retain their right to redeem their public shares upon consummation of the initial business combination when, or if, it is submitted to the stockholders, subject to any limitations set forth in our charter, as amended. In addition, public stockholders will be entitled to have their shares redeemed for cash if the Company has not completed a business combination by the Extended Date.

Pursuant to the charter, a public stockholder may request that the Company redeem all or a portion of such public stockholder’s public shares for cash if the Extension Amendment is approved. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)     (a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)    prior to 5:00 p.m., New York time, on May 4, 2021 (two business days prior to the vote at the special meeting), (a) submit a written request to Continental Stock Transfer & Trust Company (“Continental”), the Company’s transfer agent (the “transfer agent”), that the Company redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public stockholders may elect to redeem all or a portion of their public shares even if they vote for the Extension Amendment Proposal.

Based upon the amount held in the trust account as of April 5, 2021, which was approximately $173.0 million, the Company estimates that the per-share price at which public shares may be redeemed from cash held in the trust account will be approximately $10.03 at the time of the special meeting. The closing price of the Company’s Class A Common Stock on April 8, 2021, the most recent closing price, was $12.20. Accordingly, if the market price were to remain the same until the date of the special meeting, exercising redemption rights would result in a public stockholder receiving less for each share than if such stockholder sold the shares in the open market. The Company cannot assure stockholders that they will be able to sell their shares of Class A Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

If the Extension Amendment Proposal is not approved, we will be unable to consummate the Momentus Business Combination. In that case, or if the Extension Amendment Proposal is approved and we do not consummate the Momentus Business Combination by the Extended Date, in accordance with our charter, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem all of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board dissolve and liquidate, subject in each case to the Company’s obligations under the Delaware General Corporation Law (the “DGCL”) to provide for claims of creditors and the requirements of other applicable law.

Directors of the Company are elected by a plurality of all of the votes cast by the holders of Class A Common Stock and Class B Common Stock represented in person or by proxy at the special meeting and entitled to vote thereon.

Approval of the proposal to ratify the selection of WithumSmith+Brown, PC as our independent registered public accounting firm requires the affirmative vote of the majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock present online or represented by proxy at the special meeting and entitled to vote on the matter at the special meeting, voting as a single class. Abstentions will have no effect on this proposal.

Approval of the Extension Amendment Proposal requires the affirmative vote of at least 65% of the outstanding shares of Class A Common Stock and Class B Common Stock, entitled to vote thereon at the special meeting, voting as a single class. Abstentions will have the effect of a vote “AGAINST” this proposal.

Approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock present online or represented by proxy at the special meeting and entitled to vote on the matter at the special meeting, voting as a single class. Abstentions will have no effect on this proposal.

Our Board has fixed the close of business on March 22, 2021 as the record date for determining the Company’s stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of the Company’s common stock on that date are entitled to have their votes counted at the special meeting or any adjournment thereof.

You are not being asked to vote on an initial business combination at this time. If you are a public stockholder, you will have the right to vote on an initial business combination (and to exercise your redemption rights, if you so choose) when it is submitted to stockholders for approval.

After careful consideration of all relevant factors, our Board has determined that each of the proposals are advisable and recommends that you vote or give instruction to vote “FOR” each of the Director Re-election Proposal, Independent Accounting Firm Proposal, Extension Amendment Proposal and the Adjournment Proposal.

All our stockholders are cordially invited to attend the special meeting online. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return your proxy card as soon as possible. If you are a stockholder of record holding shares of common stock, you may also cast your vote online at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote online, you must obtain a legal proxy from your broker, bank or other nominee that holds your shares and e-mail a copy (a legible photograph is sufficient) of your legal proxy to Continental at proxy@continentalstock.com. Beneficial owners who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the special meeting. Beneficial owners who wish to attend the special meeting should contact Continental no later than April 26, 2021 to obtain this information.

A stockholder’s failure to vote by proxy or to vote online at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have the effect of a vote “AGAINST” the Extension Amendment Proposal. Failure to vote will have no effect on the Director Re-election Proposal, the Independent Accounting Firm Proposal or the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the effect of a vote “AGAINST” the Extension Amendment Proposal.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting online or not, please sign, date and return your proxy card as soon as possible. If you are a stockholder of record, you may also cast your vote online at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote online at the special meeting by obtaining a proxy from your brokerage firm or bank and following the instructions detailed herein.

On behalf of our board of directors, we would like to thank you for your support of Stable Road Acquisition Corp.

April 9, 2021	By Order of the Board of Directors

/s/ Brian Kabot
Brian Kabot
Chief Executive Officer

If you return your proxy card signed and without an indication of how you wish to vote, your shares will be voted in favor of each of the proposals.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (1) IF YOU HOLD SHARES OF CLASS A COMMON STOCK THROUGH UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING PUBLIC SHARES AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (2) SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING, THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH, AND (3) DELIVER YOUR SHARES OF CLASS A COMMON STOCK TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Neither the SEC nor any state securities commission has approved or disapproved of the transactions described in the accompanying proxy statement, or passed upon the adequacy or accuracy of the accompanying proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated April 9, 2021 and is first being mailed to our stockholders on or about April 12, 2021.

STABLE ROAD ACQUISITION CORP.
1345 Abbot Kinney Blvd.
Venice, California 90291

Notice of the SPECIAL Meeting
IN LIEU OF AN ANNUAL MEETING
of Stockholders of
Stable Road Acquisition Corp.

Dear Stockholders of Stable Road Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of an annual meeting (the “special meeting”) of stockholders of Stable Road Acquisition Corp. (the “Company,” “we,” “us” or “our”), a Delaware corporation, will be held at 11:00 a.m., New York time, on May 6, 2021 as a virtual meeting. You will be able to attend, vote your shares, view the list of stockholders entitled to vote at the special meeting and submit questions during the special meeting via a live webcast available at https://www.cstproxy.com/stableroadacquisitioncorp/sm2021. You may also attend the special meeting by telephone in listen only mode within the U.S. and Canada: 877-770-3647 (toll-free) or outside of the U.S. and Canada: +1 312-780-0854 (standard rates apply). The passcode for telephone access is: 39954964# You are cordially invited to attend the meeting.

At the special meeting, you will be asked to consider and vote on proposals to:

(i)     Proposal No. 1 — The Director Re-election Proposal —to re-elect one director to serve as a Class I director on the Company’s board of directors (the “Board”), with such director to serve until the 2024 annual meeting of shareholders or until his successor is elected and qualified, or until such director’s earlier death, resignation, retirement or removal;

(ii)    Proposal No. 2 — The Independent Accounting Firm Proposal — ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the year ended December 31, 2021;

(iii)   Proposal No. 3 — The Extension Amendment Proposal — amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation (as amended, the “charter”) to extend the date by which the Company has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “business combination”), from May 13, 2021 to August 13, 2021 (the “Extension,” and such later date, the “Extended Date”) (we refer to this proposal as the “Extension Amendment Proposal”); and

(iv)   Proposal No. 4 — The Adjournment Proposal — approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal (we refer to this proposal as the “Adjournment Proposal”).

The above matters are more fully described in the accompanying proxy statement. We urge you to read carefully the accompanying proxy statement in its entirety.

The sole purpose of the Extension Amendment is to allow the Company more time to complete its proposed business combination (the “Momentus Business Combination”) with Momentus Inc., a Delaware corporation (“Momentus”). On October 7, 2020, the Company entered into that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Momentus, Project Marvel First Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company, and Project Marvel Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company. If the Extension Amendment is not approved, we will be unable to consummate the Momentus Business Combination. However, even if the Extension Amendment is approved, the Company can provide no assurances that the Momentus Business Combination will be consummated prior to the Extended Date. If the Momentus Business Combination is not consummated prior to the Extended Date, the Company will not have sufficient time to seek another business combination, unless the Company obtains from stockholders a further extension of the Extended Date.

The charter provides that the Company has until May 13, 2021 to complete a business combination. While the Company and Momentus are working towards satisfaction of the conditions to completion of the Momentus Business Combination by the deadline and the Company has filed a Registration Statement on Form S-4 with the SEC with respect to the Momentus Business Combination, the Board has determined that there will not be sufficient time before May 13, 2021 to hold a special meeting to obtain stockholder approval of, and to consummate, the Momentus Business Combination. Accordingly, our Board believes that in order to be able to successfully complete the Momentus Business Combination, which our board continues to believe is a compelling business combination opportunity, it is appropriate to obtain the Extension. Therefore, the Board has determined that it is in the best interests of our stockholders to extend the date by which the Company must complete an initial business combination to the Extended Date. If the Extension Amendment is approved, we expect to hold another stockholder meeting prior to the Extended Date in order to seek stockholder approval of the Momentus Business Combination. The Company cannot complete the Momentus Business Combination unless the Registration Statement is declared effective by the SEC. The Registration Statement has not been declared effective by the SEC and the information contained therein is subject to further change. As of the date of this proxy statement, the Company cannot estimate when, or if, the SEC will declare the Registration Statement effective. For additional information, see “Summary of Status and Recent Developments with respect to the Momentus Business Combination” in the accompanying proxy statement.

Approval of the Extension Amendment is a condition to the implementation of the Extension. In addition, we will not proceed with the Extension if the number of redemptions of our public shares causes us to have less than $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal.

Approval of the Extension Amendment Proposal requires the affirmative vote of at least 65% of the outstanding shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and Class B common stock, par value $0.0001 per share (“founder shares” or “Class B Common Stock” and collectively with the Class A Common Stock, the “common stock”), entitled to vote thereon at the special meeting, voting as a single class. Abstentions will have the effect of a vote “AGAINST” this proposal.

Directors of the Company are elected by a plurality of all of the votes cast by the holders of Class A Common Stock and Class B Common Stock represented in person or by proxy at the special meeting and entitled to vote thereon.

Approval of the proposal to ratify the selection of Withum as our independent registered public accounting firm requires the affirmative vote of the majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock present online or represented by proxy at the special meeting and entitled to vote on the matter at the special meeting, voting as a single class. Abstentions will have no effect on this proposal.

Approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock present online or represented by proxy at the special meeting and entitled to vote on the matter at the special meeting, voting as a single class. Abstentions will have no effect on this proposal.

In connection with the Extension Amendment, public stockholders may elect (the “Election”) to redeem their shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the IPO (the “trust account”), including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) included as part of the units (the “units”) sold in the IPO (the “public shares”), regardless of how such public stockholders vote on the Extension Amendment. Public stockholders may make an Election regardless of whether such public stockholders were holders as of the record date. If the Extension Amendment is approved by the requisite vote of stockholders, the remaining holders of public shares will retain their right to redeem their public shares upon consummation of the initial business combination when, or if, it is submitted to the stockholders for approval, subject to any limitations set forth in our charter, as amended. In addition, public stockholders will be entitled to have their shares redeemed for cash if the Company has not completed a business combination by the Extended Date.

Pursuant to the charter, a public stockholder may request that the Company redeem all or a portion of such public stockholder’s public shares for cash if the Extension Amendment is approved. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)     (a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)    prior to 5:00 p.m., New York time, on May 4, 2021 (two business days prior to the vote at the special meeting), (a) submit a written request to Continental Stock Transfer & Trust Company (“Continental”), the Company’s transfer agent (the “transfer agent”), that the Company redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public stockholders may elect to redeem all or a portion of their public shares even if they vote for the Extension Amendment Proposal.

If the Extension Amendment Proposal is not approved, we will be unable to consummate the Momentus Business Combination. In that case, or if the Extension Amendment Proposal is approved and we do not consummate the Momentus Business Combination by the Extended Date, in accordance with our charter, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem all of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the Delaware General Corporation Law (the “DGCL”) to provide for claims of creditors and other requirements of applicable law.

The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they agreed to waive their rights to participate in any liquidation distribution with respect to founder shares and placement shares purchased in the IPO held by them. As a consequence of such waivers, any liquidating distribution that is made will be only with respect to the public shares. There will be no distribution from the trust account with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial business combination by May 13, 2021.

If the Company liquidates, the Sponsor has agreed that it will be liable to us if and to the extent any claims by any third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement (including Momentus), reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, except if such third party or prospective target business has executed a waiver of any and all rights to the monies held in the trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. There is no assurance that the Sponsor will be able to satisfy its obligations. The per-share liquidation price for the public shares is anticipated to be approximately $10.03 (based on the amount held in the trust account as of April 5, 2021). Nevertheless, the Company cannot assure you that the per share distribution from the trust account, if the Company liquidates, will not be less than $10.03, plus interest, due to unforeseen claims of potential creditors.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the Company complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the Company, a 90-day period during which the Company may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

However, because the Company will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations have been limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses, such as Momentus.

If the Extension Amendment Proposal is approved, the approval of the Extension Amendment will constitute consent to the Company to instruct the trustee to (i) remove from the trust account an amount (the “Withdrawal Amount”) equal to the number of public shares properly redeemed multiplied by the per-share price, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares and (ii) deliver to the holders of such redeemed public shares their portion of the Withdrawal Amount. The remainder of such funds shall remain in the trust account and be available for use by the Company to complete a business combination on or before the Extended Date. Holders of public shares who do not redeem their public shares now will retain their redemption rights and their ability to vote on a business combination through the Extended Date if the Extension Amendment is approved.

The withdrawal of the Withdrawal Amount will reduce the amount held in the trust account, and the amount remaining in the trust account may be only a small fraction of the approximately $173.0 million that was in the trust account as of April 5, 2021. In such event, the Company may need to obtain additional funds to complete its initial business combination, and there can be no assurance that such funds will be available on terms acceptable to the parties or at all.

The record date for the special meeting is March 22, 2021. Record holders of the Company’s common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 22,107,500 outstanding shares of the Company’s common stock including 4,312,500 outstanding founder shares. The Company’s warrants do not have voting rights in connection with the proposals.

Your attention is directed to the proxy statement accompanying this notice for a more complete description of each of the proposals. We urge you to read the accompanying proxy statement carefully. If you have any questions or need assistance voting your shares of the Company’s common stock, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200 for individuals, or banks and brokers can call (203) 658-9400, or by e-mailing SRAC.info@investor.morrowsodali.com.

April 9, 2021	By Order of the Board of Directors
/s/ Brian Kabot
Brian Kabot
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the special meeting to be held on May 6, 2021: This notice of meeting and the accompanying proxy statement are available at https://www.cstproxy.com/stableroadacquisitioncorp/sm2021.

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Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act. These forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements appear in a number of places in this proxy statement. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this proxy statement are based on our current expectations and beliefs concerning future developments and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•        our ability to complete the Momentus Business Combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving the Momentus Business Combination, as a result of which they would then receive expense reimbursements;

•        the risks that we cannot retain or recruit key employees or directors following the Momentus Business Combination;

•        the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including the failure to obtain approval of the Extension Amendment;

•        our potential ability to obtain financing, if needed, to complete the Momentus Business Combination;

•        the use of proceeds not held in the trust account (as described herein) or available to us from interest income on the trust account balance;

•        the risks that the consummation of the Momentus Business Combination is substantially delayed or does not occur, including beyond the Extended Date;

•        the uncertainty as to the outcome of the investigation by the SEC’s Division of Enforcement into certain disclosures made in filings with the SEC, including in connection with the Momentus Business Combination, which may impact the timing of the SEC’s decision as to when, or if, to declare our Registration Statement on Form S-4 effective;

•        the uncertainty as to Momentus’ ability to obtain and maintain the governmental licenses and approvals necessary to operate its business and achieve its business plan, and the risk that stockholders of the Company will not obtain the benefits that they and the Company expect from the Momentus Business Combination if such licenses and approvals are significantly delayed or never obtained;

•        the impact to Momentus’ business from the departure of its co-founder and former Chief Executive Officer, Mikhail Kokorich, and Momentus’ ability to find a new Chief Executive Officer;

•        failure to maintain the listing on, or the delisting of our securities from, Nasdaq or an inability to have our securities listed on Nasdaq or another national securities exchange following the Momentus Business Combination;

•        our public securities’ potential liquidity and trading;

•        the lack of an established trading market for our securities;

•        unanticipated delays in the distribution of the funds from the trust account;

•        claims by third parties against the trust account; or

•        our or Momentus’ financial or operating performance.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Momentus Business Combination or other matters addressed in this proxy statement are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Questions and Answers About the Special meeting

These Questions and Answers are only summaries of the matters they discuss. They do not contain all of the information that may be important to you. You should read carefully the entire document, including the annexes to this proxy statement.

Why am I receiving this proxy statement?

This proxy statement and the enclosed proxy card are being sent to you in connection with the solicitation of proxies by our Board for use at the special meeting to be held virtually at 11:00 a.m., New York time, on May 6, 2021, or at any adjournments thereof. This proxy statement summarizes the information that you need to make an informed decision on the proposals to be considered at the special meeting.

At the special meeting, holders of Common Stock will be asked to vote on the re-election of one Class I director of the Company, with such director to serve until the 2024 annual meeting or until his successor is elected and qualified, or until such director’s earlier death, resignation, retirement or removal. You will also be asked to vote on ratify the selection by the Company’s audit committee of WithumSmith+Brown, PC (“Withum”) to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2021.

In addition to the foregoing matters, you will be asked to vote on a proposal to extend the date by which the Company has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “business combination”), from May 13, 2021 to August 13, 2021 (the “Extension,” and such later date, the “Extended Date”) by amending the Company’s amended and restated certificate of incorporation (as amended, the “charter”) (such proposed amendment, the “Extension Amendment”). The Company is a blank check company formed specifically for the purpose of consummating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. In November 2019, the Company consummated its IPO from which it derived gross proceeds of $172,500,000. In connection with the underwriters’ full exercise of their over-allotment option, the Company consummated the sale of additional units (the “units”) and private placement warrants, generating total gross proceeds of $5,450,000. Following the IPO, the exercise of the over-allotment option and the sale of private placement warrants, a total of $172,500,000 was placed in the trust account. Like most blank check companies, our charter provides for the return of the IPO proceeds held in trust to the holders of public shares if there is no qualifying business combination consummated on or before a certain date (in our case, May 13, 2021).

The sole purpose of the Extension Amendment is to allow the Company more time to complete its proposed business combination (the “Momentus Business Combination”) with Momentus Inc., a Delaware corporation (“Momentus”). On October 7, 2020, the Company entered into that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Momentus, Project Marvel First Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company, and Project Marvel Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company. However, the Company can provide no assurances that the Momentus Business Combination will be consummated prior to the Extended Date. If the Momentus Business Combination is not consummated prior to the Extended Date, the Company will not have sufficient time to seek another business combination, unless the Company obtains from stockholders a further extension of the Extended Date.

Our Board believes that it is in the best interests of the stockholders to continue the Company’s existence until the Extended Date in order to allow the Company more time to complete the Momentus Business Combination and is submitting these proposals to the stockholders to vote upon. In addition, we are proposing a measure to direct the chairman of the special meeting to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Extension Amendment Proposal.

What is being voted on?

You are being asked to vote on the following proposals:

1.      to re-elect one the director to serve as a Class I director on the Board, with such director to serve until the 2024 annual meeting of shareholders or until his successor is elected and qualified, or until such director’s earlier death, resignation, retirement or removal;

2.      to ratify the appointment of Withum as the Company’s independent registered public accounting firm for the year ended December 31, 2021;

3.      to amend our charter to extend the date by which the Company has to consummate a business combination from May 13, 2021 to August 13, 2021; and

4.      to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal.

Why is the Company proposing the Extension Amendment Proposal?

The sole purpose of the Extension Amendment is to allow the Company more time to complete the Momentus Business Combination. The Company’s charter provides for the return of the IPO proceeds held in trust to the holders of public shares if there is no qualifying business combination consummated on or before May 13, 2021. Accordingly, the trust agreement we entered into with Continental Stock Transfer & Trust Company, as trustee, in connection with the IPO (as described in the IPO prospectus), provides for the trustee to liquidate the trust account and distribute to each public stockholder its pro rata share of such funds if a qualifying business combination is not consummated on or before such date provided in the Company’s charter (in our case, May 13, 2021). As we explain below, the Company believes it will not be able to complete the Momentus Business Combination by that date. Therefore, it is important and necessary for the Momentus Business Combination that the Extension Amendment be approved.

On October 7, 2020, the Company entered into the Merger Agreement. While the Company and Momentus are working towards satisfaction of the conditions to completion of the Momentus Business Combination by the deadline and the Company has filed a Registration Statement on Form S-4 with the SEC with respect to the Momentus Business Combination (which Registration Statement has not been declared effective by the SEC), the Board has determined that there will not be sufficient time before May 13, 2021 to hold a special meeting to obtain stockholder approval of, and to consummate, the Momentus Business Combination. Accordingly, our Board believes that in order to be able to successfully complete the Momentus Business Combination, which our Board continues to believe is a compelling business combination opportunity, it is important and necessary to obtain the Extension. Therefore, the Board has determined that it is in the best interests of our stockholders to extend the date by which the Company must complete an initial business combination to the Extended Date. If the Extension Amendment is approved, we expect to hold another stockholder meeting prior to the Extended Date in order to seek stockholder approval of the Momentus Business Combination. The Company cannot complete the Momentus Business Combination unless the Registration Statement is declared effective by the SEC. The Registration Statement has not been declared effective by the SEC and the information contained therein is subject to further change. As of the date of this proxy statement, the Company cannot estimate when, or if, the SEC will declare the Registration Statement effective. For additional information, see “Summary of Status and Recent Developments with respect to the Momentus Business Combination.”

You are not being asked to vote on the Momentus Business Combination at this time. If the Extension is implemented and you do not elect to redeem your public shares, you will retain the right to vote on the Momentus Business Combination if and when it is submitted to stockholders and the right to redeem your public shares for cash in the event the Momentus Business Combination is approved and completed or the Company has not consummated the Momentus Business Combination by the Extended Date.

Why should I vote for the Extension Amendment?

Our Board believes stockholders will benefit from the Company consummating the Momentus Business Combination and is proposing the Extension Amendment to extend the date by which the Company has to complete a business combination until the Extended Date and to allow for the Election. The Extension would give the Company the opportunity to complete the Momentus Business Combination. If the Extension Amendment Proposal is not approved, the Extension Amendment will not be implemented and we will be unable to complete the Momentus Business Combination. Therefore, it is important and necessary for the Momentus Business Combination that the Extension Amendment be approved. In deciding to propose and recommend the Extension Amendment, our Board considered a number of factors, including a number of risks associated with the proposed extension. See “— What are the risks of voting for the Extension Amendment?” for a summary of the risks and developments considered by the Company and our Board. If the Extension Amendment Proposal is not approved, we will be unable to consummate the Momentus Business Combination.

The affirmative vote of the holders of at least 65% of then outstanding shares of common stock is required to effect an amendment to the Company’s charter that would extend its corporate existence beyond May 13, 2021. The charter provides that if the Company’s stockholders approve an amendment to the charter (i) to modify the substance or timing of its obligation to redeem 100% of the public shares if it does not complete an initial business combination by May 13, 2021, or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, the Company will provide its public stockholders with the opportunity to redeem their public shares upon such approval, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares. We believe that this charter provision was included to protect the Company’s stockholders from having to sustain their investments for an unreasonably long period if the Company failed to find a suitable business combination in the timeframe contemplated by the charter. We also believe, however, that given the Company’s expenditure of time, effort and money on pursuing the Momentus Business Combination, circumstances warrant providing those who believe they might find the potential business combination to be an attractive investment with an opportunity to consider such a transaction.

Whether a holder of public shares votes in favor of or against the Extension Amendment, if such amendment is approved, the holder may, but is not required to, redeem their public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares. We will not proceed with the Extension Amendment if redemptions of public shares cause us to have less than $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal.

Liquidation of the trust account is a fundamental obligation of the Company to the public stockholders and the Company is not proposing and will not propose to change that obligation to the public stockholders. If holders of public shares do not elect to redeem their public shares, such holders shall retain redemption rights in connection with an initial business combination. Assuming the Extension Amendment is approved, the Company will have until the Extended Date to complete a business combination.

If the Extension Amendment is not approved, we will be unable to consummate the Momentus Business Combination. However, even if the Extension Amendment is approved, the Company can provide no assurances that the Momentus Business Combination will be consummated prior to the Extended Date.

Our Board recommends that you vote in favor of the Extension Amendment, but expresses no opinion as to whether you should redeem your public shares.

What are the risks of voting for the Extension Amendment?

Approving the Extension Amendment involves a number of risks. Even if the Extension Amendment is approved, the Company can provide no assurances that the Momentus Business Combination will be consummated prior to the Extended Date. Our ability to consummate the Momentus Business Combination is dependent on a variety of factors, many of which are beyond our control. If the Extension Amendment is approved, the Company expects to seek stockholder approval of the Momentus Business Combination following the SEC declaring the Registration Statement effective. The Registration Statement has not been declared effective by the SEC, and the Company cannot complete the Momentus Business Combination unless the Registration Statement is declared effective. As of the date of this proxy statement, the Company cannot estimate when, or if, the SEC will declare the Registration Statement effective.

We are required to offer stockholders the opportunity to redeem shares in connection with the Extension Amendment, and we will be required to offer stockholders redemption rights again in connection with any stockholder vote to approve the Momentus Business Combination. Even if the Extension Amendment or Momentus Business Combination are approved by our stockholders, it is possible that redemptions will leave us with insufficient cash to consummate the Momentus Business Combination on commercially acceptable terms, or at all. Furthermore, under the terms of the Merger Agreement, Momentus is not required to consummate the Momentus Business Combination if the Company does not have at least $250,000,000 in available cash (including proceeds in connection with the private placement (and any alternative financing arranged by Momentus and the Company in the event the private placement becomes unavailable) and the funds in the Company’s trust account) immediately prior to the consummation of the Momentus Business Combination (after taking into account payments required to satisfy redemptions by the

Company’s stockholders) The fact that we will have separate redemption periods in connection with the Extension Amendment and the Momentus Business Combination vote could exacerbate these risks. Other than in connection with a redemption offer or liquidation, our stockholders may be unable to recover their investment except through sales of our shares on the open market. The price of our common stock has, and will likely continue to be, volatile, and there can be no assurance that stockholders will be able to dispose of our shares at favorable prices, or at all.

Since our Board approved the Momentus Business Combination, we and Momentus have experienced a number of operational and regulatory delays (including relating to the failure to obtain governmental licenses and authorizations necessary for Momentus to operate its business), and we and Momentus may continue to experience additional delays in the future. These delays could cause us to be unable to consummate the Momentus Business Combination, or could have a significant adverse impact on the business of Momentus. On January 21, 2021, Momentus became aware of correspondence from the U.S. Department of Defense (“DoD”) stating Momentus posed a risk to national security as a result of the foreign ownership and control of Momentus by Mikhail Kokorich, Momentus’ co-founder and former Chief Executive Officer, and Lev Khasis, Momentus’ co-founder and former director, and their associated entities, as well as concerns regarding disclosures relating to such matters made by the Company in its SEC filings in connection with the Momentus Business Combination. See “Summary of Status and Recent Developments with respect to Momentus Business Combination — CFIUS Review.” Also in January 2021, the SEC’s Division of Enforcement informed the Company and Momentus that it was investigating certain disclosures made in filings with the SEC, including in connection with the Momentus Business Combination. See “Summary of Status and Recent Developments with respect to Momentus Business Combination — SEC Investigation.” The Company understands that the SEC’s Division of Corporation Finance will not continue its review of, or declare effective, the Company’s Registration Statement on Form S-4, which was originally filed on November 2, 2020 and amended on December 14, 2020 and March 8, 2021 in connection with the Momentus Business Combination, based on the current status of the investigation by the SEC’s Division of Enforcement. Any of the foregoing could have the effect of delaying, or preventing the consummation of, the Momentus Business Combination, or could materially and adversely affect Momentus’ ability to operate its business.

Momentus has not generated a material amount of revenue to date, and its business plan is subject to numerous risks and uncertainties, including with respect to demonstrating its ability to successfully and regularly deliver customer satellites at custom orbits, which it has not yet achieved. In addition, the operation of Momentus’ business requires numerous governmental licenses and approvals, and Momentus has experienced delays in obtaining such licenses and approvals for prior planned missions. If the governmental licenses and authorizations that are necessary for Momentus to operate its business and achieve its business plan are significantly delayed or never obtained, the stockholders of the Company may not obtain the benefits that they and the Company expect from the Momentus Business Combination, and the value of their shares may be significantly less than the amount they would receive by redeeming their shares in connection with the Extension Amendment as described in this proxy statement.

Due to the risks associated with the Extension Amendment and the Momentus Business Combination, stockholders should read this proxy statement in its entirety, including the sections entitled “Summary of Status and Recent Developments with respect to Momentus Business Combination” and “Proposal 3 — The Extension Amendment.”

How do the Company insiders intend to vote their shares?

All of the Company’s directors, officers and their respective affiliates are expected to vote any common stock over which they have voting control (including any public shares owned by them) in favor of each of the proposals.

The Sponsor is not entitled to redeem the founder shares it holds. On March 22, 2021, the record date, the Sponsor and its affiliates beneficially owned and were entitled to vote 4,312,500 founder shares and 495,000 private placement shares. The founder shares and private placement shares collectively represent approximately 21.8% of the Company’s issued and outstanding common stock.

The Sponsor and the Company’s directors, officers or advisors, or any of their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. As of the date of this proxy statement, none of the Sponsor, the Company’s directors, officers or advisors, or any of their respective affiliates have purchased, or made arrangements to purchase or direct the voting of, public shares in connection with this proxy statement or the Momentus Business Combination. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that such stockholder, for so long as it remains the record holder of the shares in question, will vote in favor of the Extension

Amendment and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals to be voted upon at the special meeting are approved by the requisite number of votes. In the event that such purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Extension Amendment Proposal. None of the Company’s sponsor, directors, officers, advisors or their affiliates may make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

What vote is required to re-elect the Class I director?

Directors of the Company are elected by a plurality of all of the votes cast by the holders of Class A Common Stock and Class B Common Stock represented in person or by proxy at the special meeting and entitled to vote thereon.

What vote is required to ratify the appointment of Withum as our independent registered public accounting firm?

Approval of the proposal to ratify the selection of Withum as our independent registered public accounting firm requires the affirmative vote of the majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock present online or represented by proxy at the special meeting and entitled to vote on the matter at the special meeting, voting as a single class. Abstentions will have no effect on this proposal.

What vote is required to adopt the Extension Amendment?

Approval of the Extension Amendment Proposal requires the affirmative vote of at least 65% of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Abstentions will have the effect of a vote “AGAINST” this proposal.

What vote is required to approve the Adjournment Proposal?

Approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock present online or represented by proxy at the special meeting and entitled to vote on the matter at the special meeting, voting as a single class. Abstentions will have no effect on this proposal.

What if I don’t want to vote for the Extension Amendment Proposal?

If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against the proposal. If the Extension Amendment is approved, and the Extension is implemented, the Withdrawal Amount will be withdrawn from the trust account and paid to the redeeming public stockholders.

Will you seek any further extensions to liquidate the trust account?

Other than the extension until the Extended Date as described in this proxy statement, we do not currently anticipate seeking any further extension to consummate the Momentus Business Combination, or any other business combination.

What happens if the Extension Amendment Proposal is not approved?

If the Extension Amendment Proposal is not approved, the Extension Amendment will not be implemented and, as of May 14, 2021, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

The Sponsor and the Company’s officers and directors waived their rights to participate in any liquidation distribution with respect to any founder shares held by them. In addition, there will be no distribution from the trust account with respect to the Company’s warrants, which will expire worthless if the Company fails to complete the Momentus Business Combination by May 13, 2021. The Company will pay the costs of liquidation from its remaining assets outside of the trust account.

If the Extension Amendment Proposal is approved, what happens next?

The Company is continuing its efforts to complete the Momentus Business Combination, which will involve:

•        preparing and filing amendments to the Registration Statement on Form S-4 (if any) and the proxy statement/consent solicitation statement/prospectus relating to the Momentus Business Combination, and, following the SEC declaring the Registration Statement effective, mailing the definitive proxy statement and any other proxy materials to stockholders, and/or other documents, as may be applicable; and

•        holding a special meeting to consider and approve the proposed Momentus Business Combination.

The Company is seeking approval of the Extension Amendment because the Company will not be able to complete all of the tasks listed above prior to May 13, 2021. If the Extension Amendment is approved, the Company expects to seek stockholder approval of the Momentus Business Combination following the SEC declaring the Registration Statement effective. The Registration Statement has not been declared effective by the SEC, and the Company cannot complete the Momentus Business Combination unless the Registration Statement is declared effective. As of the date of this proxy statement, the Company cannot estimate when, or if, the SEC will declare the Registration Statement effective. For additional information, see “Summary of Status and Recent Developments with respect to the Momentus Business Combination.”

If stockholders approve the Momentus Business Combination, the Company expects to consummate such Momentus Business Combination as soon as possible following stockholder approval.

Upon approval by at least 65% of the common stock outstanding as of the record date of the Extension Amendment Proposal, the Company will file an amendment to the charter with the Secretary of State of the State of Delaware in the form attached as Annex A hereto. The Company will remain a reporting company under the Exchange Act, and its units, Class A Common Stock and public warrants (as defined below) will remain publicly traded.

If the Extension Amendment Proposal is approved, the removal of the Withdrawal Amount from the trust account will reduce the amount remaining in the trust account and increase the percentage interest of the Company’s common stock held by our Sponsor through the founder shares. We will not proceed with the Extension if redemptions of public shares cause us to have less than $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal.

If the Extension Amendment Proposal is approved and we are unable to consummate the Momentus Business Combination by August 13, 2021, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. The Sponsor and the Company’s officers and directors waived their rights to participate in any liquidation distribution with respect to any founder shares held by them. In addition, there will be no distribution from the trust account with respect to the Company’s warrants, which will expire worthless if the Company fails to complete the Momentus Business Combination by August 13, 2021. The Company will pay the costs of liquidation from its remaining assets outside of the trust account.

What happens to the Company’s warrants if the Extension Amendment is not approved?

If the Extension Amendment Proposal is not approved, then the Extension Amendment will not be implemented and we will be unable to consummate the Momentus Business Combination. As of May 14, 2021, in accordance with our charter, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event of our winding up.

What happens to the Company’s warrants if the Extension Amendment Proposal is approved?

If the Extension Amendment Proposal is approved, the Company will continue to attempt to consummate the Momentus Business Combination until the Extended Date, and will retain the blank check company restrictions previously applicable to it. The warrants will remain outstanding in accordance with their terms.

Would I still be able to exercise my redemption rights in connection with a vote to approve a proposed business combination such as the Momentus Business Combination?

Yes, unless you elect to redeem all your shares in connection with the Extension Amendment. Assuming you are a stockholder as of the record date for voting on a proposed business combination, you will be able to vote on a proposed business combination, including the Momentus Business Combination, when it is submitted to stockholders. If you disagree with the business combination, you will retain your right to redeem your public shares upon consummation of such business combination, subject to any limitations set forth in our charter.

How do I change my vote?

If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to the Company’s Secretary prior to the date of the special meeting or by voting online at the special meeting. Attendance at the special meeting alone will not change your vote. You also may revoke your proxy prior to the date of the special meeting by sending a notice of revocation to c/o Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee then you are the beneficial owner of shares held in “street name” and you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting instruction form provided to you by the broker, bank or other nominee or you could vote your shares online at the special meeting. If your shares are held in street name, and you wish to attend and vote your shares at the special meeting, you must first obtain a legal proxy from your broker, bank or other nominee that holds your shares and e-mail a copy (a legible photograph is sufficient) of your legal proxy to Continental at proxy@continentalstock.com. Beneficial owners who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the special meeting. Beneficial owners who wish to attend the special meeting should contact Continental no later than April 26, 2021 to obtain this information.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR,” “AGAINST” and “WITHHELD” votes, abstentions and broker non-votes for each of the proposals.

A stockholder’s failure to vote by proxy or to vote online at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have the effect of a vote “AGAINST” the Extension Amendment Proposal. Failure to vote will have no effect on the Director Re-election Proposal, the Independent Accounting Firm Proposal or the Adjournment Proposal.

Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the effect of a vote “AGAINST” the Extension Amendment Proposal. Abstentions will have no effect on the Director Re-election Proposal, the Independent Accountant Proposal or the Adjournment Proposal.

If my shares are held in “street name,” will my broker automatically vote them for me?

If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. We believe that the Independent Accountant Proposal is a “discretionary” item and each of the other proposals are “non-discretionary” items.

Your broker can vote your shares with respect to “non-discretionary items” only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions. If you do not give your broker instructions, your shares will be treated as broker non-votes with respect to each of the proposals other than the Independent Accountant Proposal. Broker non-votes will be treated as a vote against the Extension Amendment Proposal and will have no effect on the Director Re-election Proposal or the Adjournment Proposal.

What is a quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting are represented online or by proxy at the meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the special meeting. Abstentions (but not broker non-votes) will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the special meeting may adjourn the special meeting to another date.

Who can vote at the special meeting?

Only holders of record of the Company’s common stock at the close of business on March 22, 2021 are entitled to have their vote counted at the special meeting and any adjournments or postponements thereof. On this record date, 22,107,500 shares of common stock were outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name.    If on the record date your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”), then you are a stockholder of record. As a stockholder of record, you may vote online at the special meeting or vote by proxy. Whether or not you plan to attend the special meeting online, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank.    If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting virtually. However, since you are not the stockholder of record, you may not vote your shares online at the special meeting unless you first request and obtain a valid proxy from your broker or other agent. You must then e-mail a copy (a legible photograph is sufficient) of your legal proxy to Continental at proxy@continentalstock.com. Beneficial owners who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the special meeting. Beneficial owners who wish to attend the special meeting should contact Continental no later than April 26, 2021 to obtain this information.

Does the board recommend voting for the approval of the proposals?

Yes. After careful consideration of the terms and conditions of these proposals, the Board has determined that each of the proposals are in the best interests of the Company and its stockholders. However, certain risks and uncertainties exist with respect to the Extension Amendment Proposal as discussed elsewhere in this proxy statement, including the risk that the Company may not be able to consummate the Momentus Business Combination even with the additional time that would be given if the Extension Amendment Proposal is approved by stockholders. Notwithstanding those risks and uncertainties, the Board recommends that all stockholders vote “FOR” the appointment of the director nominee, “FOR” the ratification of the selection of Withum as our independent registered public accounting firm, “FOR” the Extension Amendment Proposal, and “FOR” the Adjournment Proposal.

What interests do the Company’s directors and officers have in the approval of the proposals?

The Company’s directors and officers have interests in the proposals that may be different from, or in addition to, your interests as a stockholder. These interests include ownership of founder shares and private placement warrants that may become exercisable in the future, loans by them that will not be repaid in the event of our winding up and the possibility of future compensatory arrangements. See the section entitled “The Extension Amendment Proposal — Interests of the Company’s Directors and Officers.”

What if I object to the Extension Amendment? Do I have appraisal rights?

If you do not want the Extension Amendment to be approved, you must vote against the proposal, abstain from voting or refrain from voting. Stockholders do not have appraisal rights in connection with the Extension Amendment under the DGCL.

How do I vote?

Stockholder of Record:    If you are a holder of record of Company common stock, there are two ways to vote:

•        Online: You may vote online at the special meeting.

•        By mail: You may vote by proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the special meeting and vote online if you have already voted by proxy.

Beneficial Owner:    If you are a beneficial owner of shares held in “street name,” there are two ways to vote:

•        Online: If are the beneficial owner of shares held in “street name” and you wish to attend the special meeting and vote online, you must obtain a legal proxy from your broker, bank or other nominee that holds your shares and e-mail a copy (a legible photograph is sufficient) of your legal proxy to Continental at proxy@continentalstock.com. Beneficial owners who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the special meeting. Beneficial owners who wish to attend the special meeting should contact Continental no later than April 26, 2021 to obtain this information.

•        By mail: If your shares of Company common stock are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

Whether or not you plan to attend the special meeting online, we urge you to vote by proxy to ensure your vote is counted.

How do I redeem my shares of common stock?

Pursuant to the charter, a public stockholder may request that the Company redeem all or a portion of such public stockholder’s public shares for cash if the Extension Amendment is approved. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)     (a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)    prior to 5:00 p.m., New York time, on May 4, 2021 (two business days prior to the vote at the special meeting), (a) submit a written request to the transfer agent, that the Company redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public stockholders may elect to redeem all or a portion of their public shares even if they vote for the Extension Amendment Proposal.

What are the material U.S. federal income tax consequences of redeeming my shares of common stock?

The U.S. federal income tax consequences of exercising redemption rights depends on your particular facts and circumstances. Please see the section entitled “The Extension Amendment Proposal — Material U.S. Federal Income Tax Consequences.” We urge you to consult your tax advisors regarding the tax consequences of exercising redemption rights.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. The Company has engaged Morrow Sodali LLC (“Morrow”) to assist in the solicitation of proxies for the special meeting. The Company has agreed to pay Morrow a fee of $30,000 plus associated disbursements and other variable costs. The Company will reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Who can help answer my questions?

If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Stable Road Acquisition Corp.
1345 Abbot Kinney Blvd.
Venice, CA 90291
Telephone: (883) 478-2253
E-mail: info@sracquisitions.com

You may also contact the Company’s proxy solicitor at:

Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Individuals Please call: (800) 662-5200
(Banks and brokers, please call (203) 658-9400)
E-mail: SRAC.info@investor.morrowsodali.com

You may obtain additional information about the Company from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you are a holder of public shares and you intend to seek redemption of your shares, you will need to deliver your public shares (either physically or electronically) to the transfer agent at the address below prior to 5:00 p.m., New York time, on May 4, 2021 (two business days prior to the vote at the special meeting). If you have questions regarding the certification of your position or delivery of your stock, please contact:

Mark Zimkind
Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
E-mail: mzimkind@continentalstock.com

The Special meeting

Date, Time, Place and Purpose of the Special Meeting

The special meeting will be held at 11:00 a.m., New York time, on May 6, 2021 as a virtual meeting. The special meeting is being held in lieu of an annual meeting of the Company’s stockholders in 2021. You will be able to attend, vote your shares, view the list of stockholders entitled to vote at the special meeting and submit questions during the special meeting via a live webcast available at https://www.cstproxy.com/stableroadacquisitioncorp/sm2021. You may also attend the special meeting by telephone in listen only mode within the U.S. and Canada: 877-770-3647 (toll-free) or outside of the U.S. and Canada: +1 312-780-0854 (standard rates apply). The passcode for telephone access is: 39954964#

At the special meeting, stockholders are being asked to consider and vote on proposals to:

(i)     Proposal No. 1 — The Director Re-election Proposal — to re-elect one director to serve as a Class I directors on the Board, with each such director to serve until the 2024 annual meeting of shareholders or until his successor is elected qualified, or until such director’s earlier death, resignation, retirement or removal;

(ii)    Proposal No. 2 — The Independent Accounting Firm Proposal — ratify the appointment of Withum as the Company’s independent registered public accounting firm for the year ended December 31, 2021;

(iii)   Proposal No. 3 — The Extension Amendment Proposal — amend the charter to extend the date by which the Company has to consummate a business combination from May 13, 2021 to August 13, 2021; and

(iv)   Proposal No. 4 — The Adjournment Proposal — approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned Company common stock at the close of business on March 22, 2021, the record date for the special meeting. You will have one vote for each share of common stock you owned at that time. The Company’s warrants do not carry voting rights.

At the close of business on the record date, there were 22,107,500 outstanding shares of Company common stock entitled to vote, of which 4,312,500 were founder shares.

Votes Required

The Class I director is elected by a plurality of the votes cast by the holders of Class A Common Stock and Class B Common Stock represented by proxy at the special meeting and entitled to vote thereon.

Approval of the proposal to ratify the selection of Withum as our independent registered public accounting firm requires the affirmative vote of the majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock present online or represented by proxy at the special meeting and entitled to vote on the matter at the special meeting, voting as a single class. Abstentions will have no effect on this proposal.

Approval of the Extension Amendment Proposal requires the affirmative vote of at least 65% of the outstanding shares of Class A Common Stock and Class B Common Stock, entitled to vote thereon at the special meeting, voting as a single class. Abstentions will have the effect of a vote “AGAINST” this proposal.

Approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock present online or represented by proxy at the special meeting and entitled to vote on the matter at the special meeting, voting as a single class. Abstentions will have no effect on this proposal.

A stockholder’s failure to vote by proxy or to vote online at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have the effect of a vote “AGAINST” the Extension Amendment Proposal. Failure to vote will have no effect on the Director Re-election Proposal, the Independent Accounting Firm Proposal or the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the effect of a vote “AGAINST” the Extension Amendment Proposal. Abstentions will have no effect on the Director Re-election Proposal, the Independent Accounting Firm Proposal or the Adjournment Proposal.

If you do not want a proposal to be approved, you must abstain, not vote, or vote against the proposal. The Company anticipates that a public stockholder who tenders shares for redemption in connection with the vote to approve the Extension Amendment would receive payment of the redemption price for such shares soon after the completion of the Extension Amendment. Holders of public shares may redeem their public shares regardless of whether they vote for or against the Extension Amendment, abstain or do not vote.

Voting

You can vote your shares at the special meeting by proxy or online. If your shares are owned directly in your name with our transfer agent, Continental, you are considered, with respect to those shares, the “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee or intermediary, you are considered the beneficial owner of shares held in “street name” and are considered a “non-record (beneficial) stockholder.”

Stockholders of Record

You can vote by proxy by having one or more individuals who will be at the special meeting vote your shares for you. These individuals are called “proxies” and using them to cast your ballot at the special meeting is called voting “by proxy.” If you wish to vote by proxy, you must (i) complete the enclosed form, called a “proxy card,” and mail it in the envelope provided or (ii) submit your proxy over the Internet in accordance with the instructions on the enclosed proxy card. If you complete the proxy card and mail it in the envelope provided or submit your proxy over the Internet as described above, you will designate each of Brian Kabot and Juan Manuel Quiroga to act as your proxy at the special meeting. One of them will then vote your shares at the special meeting in accordance with the instructions you have given them in the proxy card with respect to the proposals presented in this proxy statement. Proxies will extend to, and be voted at, any adjournment(s) of the special meeting.

Alternatively, you can vote your shares online by attending the special meeting.

Beneficial Owners

If your shares are held in an account through a broker, bank or other nominee or intermediary, you must instruct the broker, bank or other nominee how to vote your shares by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. Your broker, bank or other nominee may have an earlier deadline by which you must provide instructions to it as to how to vote your shares, so you should read carefully the materials provided to you by your broker, bank or other nominee or intermediary.

If you wish to attend and vote your shares at the special meeting, you must first obtain a legal proxy from your broker, bank or other nominee that holds your shares and e-mail a copy (a legible photograph is sufficient) of your legal proxy to Continental at proxy@continentalstock.com. Beneficial owners who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the special meeting. Beneficial owners who wish to attend the special meeting should contact Continental no later than April 26, 2021 to obtain this information.

If you do not provide voting instructions to your bank, broker or other nominee or intermediary and you do not vote your shares at the special meeting, your shares will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority to vote. In these cases, the bank, broker or other nominee or intermediary will not be able to vote your shares on those matters for which specific authorization is required. Brokers do not have discretionary authority to vote on any of the proposals.

Proxies

Our Board is asking for your proxy. Giving our Board your proxy means you authorize it to vote your shares at the special meeting in the manner you direct. You may vote for or withhold your vote for the proposal or you may abstain from voting. All valid proxies received prior to the special meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted “FOR” the Extension Amendment and as the proxy holders may determine in their discretion with respect to any other matters that may properly come before the special meeting.

Stockholders who have questions or need assistance in completing or submitting their proxy cards should contact our proxy solicitor, Morrow Sodali, at (800) 662-5200 for individuals or (203) 658-9400 for banks and brokers or by sending an e-mail to SRAC.info@investor.morrowsodali.com.

Stockholders who hold their shares in “street name,” meaning the name of a broker or other nominee who is the record holder, must either direct the record holder of their shares to vote their shares or obtain a legal proxy from the record holder to vote their shares at the special meeting and follow the instructions detailed above on how to vote their shares at the special meeting.

Revocability of Proxies

Any proxy may be revoked by the person giving it at any time before the polls close at the special meeting. A proxy may be revoked prior to the special meeting by filing with the Secretary at c/o Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, either a written notice of revocation bearing a date later than the date of such proxy or a subsequent proxy relating to the same shares or by attending the special meeting virtually and voting online.

Simply attending the special meeting will not constitute a revocation of your proxy. If your shares are held in the name of a broker or other nominee who is the record holder, you must follow the instructions of your broker or other nominee to revoke a previously given proxy.

Attendance at the Special Meeting

Only holders of common stock, their proxy holders and guests we may invite may attend the special meeting. If you wish to attend the special meeting online but you hold your shares through a broker, bank or other agent, you must follow the instructions detailed above on how to attend the special meeting.

Solicitation of Proxies

Your proxy is being solicited by our Board on the proposals being presented to stockholders at the special meeting. The Company has agreed to pay Morrow a fee of $30,000 plus associated disbursements and other variable costs. The Company will reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. You may contact Morrow at:

Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Individuals Please call: (800) 662-5200
(Banks and brokers, please call (203) 658-9400)
E-mail: SRAC.info@investor.morrowsodali.com

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the special meeting, will be borne by the Company.

Some banks and brokers have customers who beneficially own common stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding common stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly.

No Right of Appraisal

The Company’s stockholders do not have appraisal rights under the DGCL in connection with the proposals to be voted on at the special meeting. Accordingly, our stockholders have no right to dissent and obtain payment for their shares.

Other Business

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Special Meeting and with respect to any other matters which may properly come before the special meeting. If other matters do properly come before the special meeting, or at any adjournment(s) of the special meeting, we expect that the shares of common stock represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our Board.

Principal Executive Offices

Our mailing address is 1345 Abbot Kinney Blvd., Venice, California 90291 and our telephone number is (883) 478-2253.

SUMMARY OF STATUS AND RECENT DEVELOPMENTS WITH RESPECT TO
THE MOMENTUS BUSINESS COMBINATION

The sole purpose of the Extension Amendment is to allow the Company more time to complete the proposed Momentus Business Combination pursuant to that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of October 7, 2020, with Momentus, Project Marvel First Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“First Merger Sub”), and Project Marvel Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“Second Merger Sub”).

Under the Merger Agreement: (a) First Merger Sub will merge with and into Momentus (the “First Merger”), with Momentus being the surviving corporation of the First Merger (such company, in its capacity as the surviving corporation of the First Merger, the “Surviving Corporation”) and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving company of the Second Merger. The Momentus Business Combination will constitute a “business combination” as contemplated by the Company’s charter.

The Momentus Business Combination will be completed as promptly as practicable (but no later than the third business day) after all of the conditions to the obligations of the parties to consummate the Mergers are satisfied or waived, including the requisite approval of the stockholders of the Company and Momentus, or at such other time as the parties agree, unless earlier terminated in accordance with the terms of the Merger Agreement. Please see the section below titled “— Conditions to the Completion of the Mergers” for additional details on the closing conditions to the Mergers.

Because the Momentus Business Combination will not be completed by May 13, 2021, which is the date set forth in the Company’s charter for the return of the IPO proceeds held in trust to the holders of public shares if a qualifying business combination has not been consummated by that time, the Company is seeking the Extension Amendment to permit additional time for the Momentus Business Combination to be completed. However, even if the Extension Amendment is approved by stockholders and implemented, the Company cannot provide any assurances as to when or if the Momentus Business Combination will occur, as there continue to exist significant risks and uncertainties with respect to the transaction.

In particular, there are significant uncertainties regarding the timing and ability for the parties to consummate the Momentus Business Combination due to (i) the status of the pending investigation by the SEC’s Division of Enforcement and (ii) the status of Momentus’ and the Company’s efforts to expedite the resolution of U.S. government national security concerns regarding Momentus, in each case, as discussed below.

SEC Investigation

In January 2021, the SEC’s Division of Enforcement informed the Company and Momentus that it was investigating certain disclosures made in filings with the SEC, including in connection with the Momentus Business Combination. The Company and Momentus are fully cooperating with the SEC’s investigation and are unable to predict the outcome of the matter at this time.

The Company understands that the SEC’s Division of Corporation Finance will not continue its review of, or declare effective, the Company’s Registration Statement on Form S-4, which was originally filed on November 2, 2020 and amended on December 14, 2020 and March 8, 2021 (the “Registration Statement”), based on the current status of investigation by the SEC’s Division of Enforcement. The Company is unable to predict when, or if, the Division of Corporation Finance will continue its review of the Registration Statement and declare it effective. The Momentus Business Combination cannot be consummated if the Registration Statement is not declared effective by the SEC.

CFIUS Review

On January 21, 2021, Momentus became aware of correspondence from the U.S. Department of Defense (“DoD”) stating Momentus posed a risk to national security as a result of the foreign ownership and control of Momentus by Mikhail Kokorich, Momentus’ co-founder and former Chief Executive Officer, and Lev Khasis, Momentus’ co-founder and former director, and their associated entities, as well as concerns regarding disclosures relating to such matters made by the Company in its SEC filings in connection with the Momentus Business Combination. In an effort to expedite the resolution of these U.S. Government concerns, on January 23, 2021, Mr. Kokorich resigned as Momentus’ Chief Executive

Officer and as a director of Momentus, and Dawn Harms, formerly Momentus’ Chief Revenue Officer, was appointed Interim Chief Executive Officer. In an effort to further accelerate the resolution of these concerns, on February 6, 2021, Momentus, Mr. Kokorich and the Company voluntarily submitted a joint notice to the Committee on Foreign Investment in the United States (“CFIUS”) for review of the historical acquisition of interests in Momentus by Mr. Kokorich, his wife, and entities that they control. CFIUS accepted the notice by letter dated February 24, 2021. In that letter, CFIUS confirmed that February 25, 2021 is the first day of the initial, 45-day statutory “review” period and that this review will conclude no later than April 12, 2021. Upon the end of the review period, CFIUS may initiate an “investigation” of up to 45 days regarding the transactions under review, which investigation would conclude no later than May 27, 2021. This may be extended by a period of up to 15 days, in which case CFIUS would conclude action no later than June 11, 2021.

The CFIUS notice does not involve a review of the Company’s proposed acquisition of Momentus in the Momentus Business Combination because the proposed acquisition is, in the parties’ view, not within CFIUS’s jurisdiction because SRAC is not a “foreign person” (as defined at 31 CFR § 800.224), and the presence of a “foreign person” acquiror or investor is a required element for CFIUS to have legal jurisdiction over a transaction. Moreover, the completion of CFIUS’ review is not a condition to closing of the SPAC transaction under the terms of the Merger Agreement.

As contemplated in the CFIUS notice, on March 1, 2021, each of (i) Mr. Kokorich (and Nortrone Finance S.A. (“Nortrone”), which is wholly owned and controlled by Mr. Kokorich and his wife (collectively, the “Kokorich Parties”)), and (ii) Brainyspace LLC (“Brainyspace”) (the beneficial owner of which is Olga Khasis, a U.S. citizen and wife of Lev Khasis, a co-founder and former director of the Company who is a legal permanent U.S. resident and also a Russian citizen), relinquished their ability to direct the voting of any shares in Momentus through the implementation of trust structures and certain voting arrangements. The Momentus shares of which they are beneficial owners will be voted as directed by voting advisors designated by the board of directors of Momentus. The initial voting advisors are certain officers of Momentus, and any successor voting advisors will be subject to approval by the CFIUS monitoring agencies and must be U.S. citizens. The terms of the trust structures require such shares to be divested by March 1, 2024. Moreover, prompt closing of the SPAC transaction will help to address CFIUS’ and its member agencies’ concerns regarding foreign ownership and control of Momentus because it will significantly dilute the economic and voting interests that are currently held in trusts and were previously owned by Mr. Kokorich and Olga Khasis.

The parties have also indicated in the CFIUS notice that Momentus is prepared to enter into a mitigation agreement with the U.S. government to resolve any national security concerns that the U.S. government has relating to foreign ownership and control of Momentus. The parties included in the CFIUS notice a draft term sheet setting forth proposed mitigation measures, which include, among other things, the engagement of an independent professional to conduct an audit of Momentus’ technology, adoption and implementation of a NIST- or ISO-compliant data security plan, and appointment of a security officer to be the point person for all security-related issues and oversee compliance with mitigation terms agreed with CFIUS. Momentus and the Company indicated in the CFIUS notice that the proposed mitigation measures are not intended to be exhaustive or exclusive, and that they are committed to resolving completely CFIUS’s and its member agencies’ national security concerns and are eager to engage with CFIUS and its member agencies to identify any other mechanisms that would enable expeditious resolution of such concerns.

If CFIUS’s and its member agencies’ national security concerns are not resolved, the SEC may decline to review and declare effective the Company’s Registration Statement on Form S-4, in which case the Momentus Business Combination will not be consummated even if the Extension Amendment is approved by stockholders and implemented.

CFIUS may impose additional conditions or mitigation measures on Momentus (in addition to the mitigation measures that Momentus and the Company have proposed), which could be difficult to satisfy in a timely fashion, increase Momentus’ estimated costs of operations or otherwise negatively impact its operations or financial condition. Further, if Momentus cannot satisfy or maintain compliance with CFIUS’s conditions, this could result in Momentus being unable to operate its facilities or enter into contracts with customers.

Independent of the CFIUS process, CFIUS member agencies or other U.S. government agencies could decline to grant approvals necessary for Momentus to launch its customers’ payloads via a third party launch vehicle or to operate its transport vehicles, each of which would materially adversely impact Momentus’ operations, financial condition and results of operations.

Momentus can provide no assurance regarding the timing of CFIUS’s review of the acquisition of interests in Momentus by Mr. Kokorich, his wife, and entities that they control, or of the outcome of such review. CFIUS has indicated to the parties that it is drafting a mitigation agreement, called a National Security Agreement, but CFIUS has not specified when it will provide a copy of the draft National Security Agreement to the parties and there can be no assurance that CFIUS will agree to enter into a mitigation agreement on terms which the parties find reasonable, or at all. If the parties and CFIUS fail to reach a mitigation agreement, it is possible that CFIUS could order the Kokorich Parties and Brainyspace to divest their shares in Momentus within a timeframe that could be difficult to meet given that there is currently no public market for Momentus’ stock, or, if the Momentus Business Combination has been completed, that could have an adverse effect on Momentus’ stock price. If these national security concerns are not resolved, the SEC may decline to review and declare effective the Company’s Registration Statement on Form S-4, in which case the Momentus Business Combination will not be consummated even if the Extension Amendment is approved by stockholders and implemented.

Moreover, even if the parties enter into satisfactory mitigation arrangements with CFIUS, there can be no assurances that other government agencies which are not CFIUS members, such as the FAA and the Federal Communications Commission (the “FCC”), will grant the necessary authorizations to operate Momentus’ spaceflight business as planned, which would materially adversely impact Momentus’ operations, financial condition and results of operations. Please see the section below entitled “— Regulatory Status” for more information regarding the status of Momentus’ required licenses, authorizations and regulatory approvals.

Impact of Departure of Mikhail Kokorich, co-founder and former Chief Executive Officer

As discussed above, on January 23, 2021, Mikhail Kokorich, co-founder of Momentus, tendered his resignation as Chief Executive Officer and as a member of the Momentus board of directors, and Momentus, in consultation with the Company, determined that accepting Mr. Kokorich’s resignation was in the best interest of Momentus in an effort to expedite the resolution of U.S. government national security concerns relating to foreign ownership and control of Momentus which the parties became aware of in January 2021. The loss of Mr. Kokorich could adversely affect Momentus’ business by making it more difficult to, among other things, execute on the Company’s business strategies. Transitioning Mr. Kokorich’s responsibilities to Interim Chief Executive Officer Dawn Harms may require Momentus’ management or board of directors to devote additional time and resources to avoid disruption to its business or operations. Momentus also expects to begin considering new candidates for the Chief Executive Officer role, which could further constrain existing resources, divert management’s and the Momentus’ board attention from operating the business and result in additional disruption to Momentus’ business. In addition, any negative public perception of, or negative news related to, Mr. Kokorich could adversely affect Momentus’ brand, relationship with customers or standing in the industry.

The Company and Momentus also believe that Mr. Kokorich’s departure, and the resolution of the U.S. government’s national security concerns relating to his control and ownership, could present new opportunities for Momentus. For example, Momentus has seen increased interest from potential customers with security clearances who previously had expressed reluctance to engage with Momentus, however, such interest is preliminary and may not result in any definitive contracts or definitive commitments or any revenue for Momentus. Furthermore, since the fourth quarter of 2020, Momentus’ pipeline of addressable opportunities has grown from $1.2 billion to more than $2 billion as of March 4, 2021. Momentus’ pipeline consists of potential contracts in negotiation or in early discussion, however, such negotiations or discussions are preliminary and may not result in definitive contracts or definitive commitments or any revenue for Momentus.

Regulatory Status

Momentus’ first launch of customer payloads is currently anticipated to occur in June 2021 on a SpaceX Falcon-9 rocket. If Momentus does not receive all required licenses, authorizations and regulatory approvals by the time it is required to begin integrating its vehicles on the rocket for its planned mission in June 2021, it will be required to remanifest its payload to a later date. However, even if its payload is remanifested to a later date, there is no guarantee that the required licenses, authorizations and regulatory approvals will be obtained by such later date.

Momentus’ business plan is dependent upon Momentus’ ability to obtain and maintain the licenses, authorizations and regulatory approvals that are required for its missions. Any failure in Momentus’ ability to procure and maintain the necessary licenses for its planned mission in June 2021 (or any future mission) could harm its reputation, cause the loss of customers and revenues and have a material adverse effect on its business, prospects, financial condition and results of operation. Furthermore, there is no guarantee that the U.S. governmental agencies that issue the licenses and authorizations necessary for the successful operation of Momentus’ business, including its future missions, will ever issue such licenses and authorizations.

The Momentus Business Combination may become significantly less attractive for the Company’s stockholders if Momentus is forced to remanifest its planned mission in June 2021 or any future mission. Furthermore, the Extension Amendment (if approved by stockholders) would delay the return of funds held in the trust account for those public stockholders of the Company who elect not to have all or a portion of their public shares redeemed in connection with the Extension Amendment.

In addition to the matters described above in “— CFIUS Review,” the current status of Momentus’ required licenses and authorizations is described below.

National Oceanic and Atmospheric Administration

Momentus transport vehicles will operate with space-qualified photographic equipment installed. While primarily intended to function as mission assurance tools, these cameras will be capable of capturing incidental earth imagery while in orbit. As such, these cameras are subject to the licensing requirements and regulations of NOAA’s Commercial Report Sensing Regulatory Affairs (“CRSRA”) office. Momentus currently holds a license grant from CRSRA authorizing the first ten Vigoride missions. Momentus received an inquiry letter from CRSRA regarding changes in Momentus’ leadership positions and voting and foreign ownership in Momentus and the ability of former Momentus leadership to access Momentus technology and facilities and Momentus provided responses to CRSRA.

Momentus has recently learned that all modifications to its NOAA license have been approved and Momentus is currently fully licensed under NOAA. To Momentus’ knowledge, no additional action is required to authorize VR-1 through VR-3 and there is no pending action with the CRSRA.

Federal Communications Commission (“FCC”)

The regulations, policies, and guidance issued by the FCC apply to the operation of Momentus’ transport vehicles. When Momentus communicates with its transport vehicles using any part of the electromagnetic spectrum, Momentus operates a space station to which FCC regulations apply. Operators of regulated space stations are required to hold and maintain compliance with proper licenses throughout the duration of any given mission. Operators may also seek licenses in other jurisdictions in accordance with multilateral agreements governing the use of the spectrum, and such licenses would generally be accorded equal treatment by the United States. Currently, Momentus utilizes a Special Temporary Authorization (“STA”) mechanism to license Momentus spacecraft. Momentus currently has two STA license applications pending with FCC. Additionally, Momentus holds a spectrum license via Germany’s Bundesnetzagentur, although this license is not intended for near term missions.

The FCC recently enacted a new set of licensing guidelines for small satellites and related systems that may apply to future Momentus spacecraft. As a result, Momentus may face a transition in license types from STA to the small satellite licensing guidelines. Additionally, the FCC is currently considering additional rules which could change the operational, technical and financial requirements for commercial space operators subject to U.S. jurisdiction. If these proposed rules become final, they could change system design and increase financial costs in order to comply with or secure new Momentus spectrum licensure.

On April 2, 2021, Momentus learned that the FCC has accepted for filing Momentus’ space station application to allow Momentus to operate its Vigoride-1 vehicle. The FCC has moved forward to issue a required public notice regarding Momentus’ application. Momentus also currently expects to receive formal clarifying questions from the FCC in the near term for its Vigoride-2 vehicle. Momentus currently believes that these clarifying questions are likely to be followed by the issuance by the FCC of the required public notice for Vigoride-2. Momentus is required to obtain its FCC spectrum licenses by May 31, 2021 in order to meet its planned mission in June 2021.

No assurance can be given that Momentus will obtain this FCC authorization by this deadline, especially in light of the ongoing review by CFIUS discussed above under “— CFIUS Review.”

The Federal Aviation Administration (“FAA”)

As a participant in launch activities, Momentus is indirectly subject to the license requirements of the FAA’s Office of Commercial Space Transportation (“AST”). The FAA regulates the airspace of the United States, through which launch vehicles must fly during launch to orbit. The AST office predominantly processes launch license requests submitted by launch vehicle operators, which include information on the constituent payloads flying on any given mission. As a result, reviews of Momentus’ payloads by AST occur during, for example, the processing of a SpaceX launch license. FAA jurisdiction over such reviews is limited, and the FAA recently indicated that Momentus payloads are, as a result of its existing NOAA grant, exempt from FAA payload review. Nevertheless, after a series of communications with the FAA with respect to a license for the originally planned January 2021 mission, the FAA ultimately determined that it was unable to grant to SpaceX an approval of the Momentus payload for the SpaceX Transporter-1 launch in January 2021 due to national security and foreign ownership concerns regarding Momentus raised by the DoD during an interagency review. Momentus has continued to engage directly with AST to process an independent review of the Momentus payload unrelated to a launch license in order to mitigate any national security concerns relating to foreign ownership and control of Momentus and to facilitate accelerated reviews of future launch vehicle licenses.

The FAA and AST recently informed Momentus that the interagency review of the payload application of Momentus is still pending and being held open at the request of the DoD. Momentus is required to obtain FAA payload approval by May 31, 2021 in order to meet its planned mission in June 2021.

No assurance can be given that Momentus will obtain this FAA approval by this deadline, especially in light of the ongoing review by CFIUS discussed above under “— CFIUS Review.”

U.S. Department of Defense

As discussed above, on January 21, 2021, Momentus became aware of correspondence from the DoD stating Momentus posed a risk to national security as a result of the foreign ownership and control of Momentus by Mikhail Kokorich and Lev Khasis and their associated entities, as well as concerns regarding disclosures relating to such matters made by the Company in its SEC filings in connection with the Business Combination. Momentus also learned that an office of the DoD had requested that appropriate governmental agencies conduct national security reviews, and that until these reviews have been conducted and national security risks effectively mitigated to the satisfaction of the DoD, this DoD office would continue to recommend that the DoD place an indefinite hold on all Momentus’ relationships with the DoD, including, where appropriate, DoD contractors and service providers. After Momentus became aware of this request, in an effort to expedite the resolution of these concerns, on January 23, 2021, Mikhail Kokorich resigned as Momentus’ Chief Executive Officer and Dawn Harms, formerly Momentus’ Chief Revenue Officer, was appointed as Interim Chief Executive Officer. In addition, Momentus has undertaken several important actions in an effort to further accelerate the resolution of these concerns, including without limitation (as discussed above):

•        The voluntary submission on February 6, 2021 by Mr. Kokorich, Momentus and the Company of a joint notice for review to CFIUS of the historical acquisition of interests in Momentus by Mr. Kokorich, his wife, and entities that they control;

•        The entry into trust structures and certain voting arrangements providing for the complete relinquishment of the ability to direct the voting of shares of Momentus by Mr. Kokorich and Mr. Khasis and/or their associated entities;

•        Arrangements providing for the complete divestment of shares of Momentus by Mr. Kokorich and Mr. Khasis and/or their associated entities by March 1, 2024 or as required by CFIUS; and

•        The submission of proposed mitigation measures to CFIUS to further address any national security concerns.

Momentus and the Company remain committed to working with the U.S. government to ensure any national security concerns are fully addressed and resolved.

Operational Recent Developments Regarding Momentus

Momentus’ first launch of customer payloads scheduled for January 2021 was remanifested to June 2021 to allow for additional time necessary to secure approval by the FAA of Momentus’ payload. This delay has had the following impacts on Momentus and its operations:

•        Customer backlog.    The January mission delay caused Momentus to miss important milestones such as the ability to carry out technology and capability demonstrations to customers, which resulted in a shift of revenues of less than $300,000 from the January to June 2021 launch. In addition, because Momentus was not able to provide assurance with respect to licensure and regulatory approvals by the end of March for its planned June 2021 missions, two of its customers opted to move off of the June 2021 mission. These customers did not cancel their contracts with Momentus but maintained their overall commitment levels with Momentus by opting for later missions. Additionally, Lockheed Martin decided not to proceed with

Momentus as their partner for the NASA Tipping Point contract and recently notified Momentus that it was terminating its second contract with Momentus. A fourth customer of Momentus encountered a technical issue with its satellite manufacturer that caused it to rebook on a mission with another provider. The overall impact to Momentus’ backlog for these instances is less than $5 million. As a result of these actions and net new orders, Momentus’ backlog stayed relatively flat at approximately $86 million as of March 31, 2021.

•        Prospective customers.    Since prospective customers must now wait until early July 2021 for in-orbit test results before they would be willing to contract for services, it is doubtful that Momentus will be able to capture these opportunities until 2022, thereby causing a decline in overall projected revenues in 2021 from $12 million to $8 million.

•        Pipeline.    Although the January mission delay has caused slowdown in customer contracting, since the fourth quarter of 2020, Momentus’ pipeline of potential contracts in negotiation or in early discussion has grown from $1.2 billion to more than $2 billion, however, such negotiations or discussions are preliminary and may not result in definitive contracts or definitive commitments or any revenue for Momentus. With approximately $86.0 million of contract backlog as of March 31, 2021, which includes customer options, and a robust pipeline of potential opportunities, Momentus believes there is a strong market for affordable space-based infrastructure services.

•        Employee hiring and retention.    Momentus continues to scale the organization to meet its business objectives. Since the beginning of 2021, Momentus has hired 42 employees at an average rate of 3.6 per week, bringing the count to total of 140 employees as of March 31, 2021, with a current plan to have approximately 200 employees by the end of 2021. The success of Momentus’ plan to achieve operations scale depends on the receipt of all regulatory licenses and authorizations, timely execution (including with respect to its planned missions) and the financial resources to ramp up hiring and buildout necessary factory facilities by the middle of 2022.

•        Plan Execution.    Momentus still plans to build and launch six Momentus vehicles in 2021 in three launches. The success of the plan depends on Momentus’ ability to achieve the production rate and receive the necessary regulatory licenses and authorizations in a timely manner as further discussed in this section.

On February 22, 2021, Momentus entered into a Loan and Security Agreement (the “LSA”) and related agreements with Venture Lending & Leasing IX, Inc. (the “Growth Capital Loan Facility”). The LSA provides for an initial $25 million growth capital term loan that is available to Momentus upon closing of the agreement, and which Momentus fully borrowed on March 1, 2021. The LSA also includes an additional $15 million growth capital term loan that is available to Momentus through June 30, 2021, contingent upon receiving payload approval from the FAA and closing an equity financing of at least $25 million. In March 2021, Momentus obtained $30 million in equity financing from existing investors pursuant to simple agreements for equity (“SAFEs”), which provide investors with the right to acquire certain shares of pre-combination Momentus’ capital stock. This SAFE financing satisfies the requirement under the Growth Capital Loan Facility to obtain at least $25 million in equity financing.

Conditions to the Completion of the Momentus Business Combination

The consummation of the Momentus Business Combination is subject to the satisfaction by the parties or, to the extent permitted by applicable law, waiver by the applicable party, of certain conditions set forth in the Merger Agreement. Even if the Extension Amendment is approved by stockholders and implemented, the Company cannot provide any assurances that all of these conditions will be satisfied or waived. If the conditions are not satisfied or waived, then the Momentus Business Combination will not be consummated. Capitalized terms used in this section but not defined have their respective meanings in the Merger Agreement.

The following formal conditions under the Merger Agreement must be satisfied or, to the extent permitted by applicable law, waived in writing by each of the parties, at or prior to the Closing:

•        Momentus must have delivered to the Company a stockholder action by written consent (the “Stockholder Written Consent”), representing (1) at least a majority of the outstanding voting power of Momentus common stock and preferred stock issued and outstanding (voting as a single class and on an as-converted basis), (2) at least a majority of outstanding shares of Momentus common stock issued and outstanding (voting as a single class) and (3) at least a majority of the shares of Momentus preferred stock issued and outstanding (voting as a single class and on an as-converted basis), adopting and approving the Merger Agreement and the transactions contemplated thereby and constituting the requisite approval under the DGCL, the California Corporations Code and Momentus’ organizational documents with respect to the Merger Agreement and the transactions contemplated thereby (the “Requisite Momentus Stockholder Approval”), and such approval shall remain in full force and effect;

•        at the Special Meeting, the Company’s stockholders must have approved: (1) the adoption of the Merger Agreement and approval of the Transactions; (2) the issuance of the number of shares of the Company’s Class A common stock to be issued in connection with the First Merger; (3) an increase in the number of authorized shares of the Company’s Class A common stock as may be required by the immediately preceding clause; (4) the amendment and restatement of the Company’s governing documents to be effective from and after the Closing; (5) the adoption and approval of the Equity Incentive Plans (as defined below); (6) the election of the certain persons to the Company’s board of directors; (7) the approval of a certain repurchase transaction and (8) any other proposals the parties deem necessary or desirable to consummate the Transactions;

•        the Company must have at least $5,000,001 of net tangible assets following the stockholder redemptions;

•        all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

•        no provision of any applicable law prohibiting, enjoining or making illegal the consummation of the Transactions shall be in effect and no temporary, preliminary or permanent order enjoining or making illegal the consummation of the Transactions will be in effect or will be threatened in writing by a Governmental Entity;

•        the shares of the Company’s Class A common stock to be issued in connection with the Closing shall have been conditionally approved for listing upon the Closing on Nasdaq, subject only to the requirement to have a sufficient number of round lot holders and official notice of issuance; and

•        the Registration Statement filed by the Company must be effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC.

In addition, the obligation of Momentus to complete the Mergers is further subject to the satisfaction or waiver of the following conditions:

•        The fundamental representations and warranties of the Company (i.e., representations related to organization and qualification, subsidiaries, capitalization, authority relative to the Merger Agreement, business activities and the Company’s trust account) must have been true and correct in all material respects (without giving effect to any limitation as to “materiality” or “SRAC Material Adverse Effect,” or any similar limitation contained therein) as of the date of the Merger Agreement and the Closing Date as though made on and as of the date of the Merger Agreement and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date) and all other representations and warranties of the Company set forth in the Merger Agreement must have been true and correct (without giving effect to any limitation as to “materiality” or “SRAC Material Adverse Effect” or any similar limitation contained therein) on and as of the date of the Merger Agreement and the Closing Date as though made on and as of the date of the Merger Agreement and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a SRAC Material Adverse Effect;

•        the Company, First Merger Sub and Second Merger Sub must have performed and complied with all agreements and covenants required to be performed or complied with by them under the Merger Agreement on or prior to the Closing Date, in each case in all material respects;

•        the Company must have delivered to Momentus a certificate signed by an executive officer of the Company and dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in the two immediately preceding bullet points;

•        certain individuals must have resigned from their positions and offices with the Company;

•        the Company must have delivered, or stand ready to deliver, to Momentus all of the certificates, instruments, contracts and other documents specified to be delivered by the Company pursuant to the Merger Agreement, duly executed by the Company, First Merger Sub and Second Merger Sub, as applicable, and there shall have been no material amendment, material modification or termination of the Sponsor Agreement (except as permitted pursuant to the Merger Agreement);

•        the Company must have made appropriate arrangements to have the cash available in the Trust Account, less any amounts required to satisfy stockholder redemptions, available to the Company for payment of Momentus’ transaction costs and the Company’s transaction costs at the Closing; and

•        the amount of cash in the Trust Account at the Closing plus the PIPE Investment Amount (and the amount of any alternative financing in respect thereof), minus the aggregate amount of cash proceeds that will be required to satisfy the Company stockholder redemptions, must equal or exceed the $250,000,000.

In addition, the obligation of the Company, First Merger Sub and Second Merger Sub to complete the Mergers is further subject to the satisfaction or waiver of the following conditions:

•        The fundamental representations and warranties of Momentus (i.e., organization and qualification, subsidiaries, capitalization, due authorization, and brokers and third party expenses) must have been true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Momentus Material Adverse Effect” or any similar limitation contained therein) on and as of the date of the Merger Agreement and the Closing Date as though made on and as of the date of the Merger Agreement and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date); and all other representations and warranties of Momentus set forth in the Merger Agreement must have been true and correct (without giving effect to any limitation as to “materiality” or “Momentus Material Adverse Effect” or any similar limitation contained therein) on and as of the date of the Merger Agreement and the Closing Date as though made on and as of the date of the Merger Agreement and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date), except where the failure of such representations and warranties of Momentus to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Momentus Material Adverse Effect;

•        Momentus must have performed or complied with all of its agreements and covenants required to be performed or complied with by it under the Merger Agreement on or prior to the Closing Date in all material respects;

•        Since the date of the Merger Agreement, there must not have occurred a Momentus Material Adverse Effect;

•        Momentus must have delivered to the Company a certificate signed by an executive officer of Momentus and dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in the three immediately preceding bullet points;

•        certain individuals must have resigned from their positions and offices with Momentus; and

•        Momentus must have delivered, or stand ready to deliver, to the Company all of the certificates, instruments, contracts and other documents specified to be delivered by Momentus pursuant to the Merger Agreement, duly executed by Momentus.

Proposal No. 1 — The Director Re-election Proposal

Overview

Our amended and restated certificate of incorporation provides for a board of directors that is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The Board currently consists of five directors. James Hofmockel is the only Class I director.

James Hofmockel is nominated for re-election at this special meeting of stockholders, as the Class I director, to hold office until the annual meeting of stockholders in 2024, or until his successor is chosen and qualified, or until his earlier death, resignation, retirement or removal.

Unless you indicate otherwise, shares of Common Stock represented by executed proxies in the form enclosed will be voted for the re-election of the director nominee unless the nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board. We have no reason to believe that the nominee will be unavailable or, if re-elected, will decline to serve.

Director and Officer Information

The table below sets forth certain information regarding the composition of our Board of Directors, including the terms of office of board members and our executive officers. Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected.

Name(1)	Age(2)	Position	Current Term to Expire
Brian Kabot	43	Chairman of the Board of Directors and Chief Executive Officer	2023
James Norris	40	Chief Financial Officer and Director	2022
Juan Manuel Quiroga	45	Chief Investment Officer and Secretary	—
Marc Lehmann	48	Director	2022
James Hofmockel	54	Director	2021
Ann Kono	45	Director	2023

____________

(1)      The mailing address for each person is 1345 Abbot Kinney Blvd., Venice, California 90291

(2)      As of April 2, 2021.

Nominee Biographies

James Hofmockel is one of our independent directors. Mr. Hofmockel has over 30 years of experience in the financial sector as an entrepreneur, investor and advisor, including nearly 20 years of principal investing and completion of numerous capital-raising and M&A transactions in the public and private markets. Since July 2007, Mr. Hofmockel has been the managing partner of Hofmockel Investments, LLC, and since September 2018, (312) Investments, LLC, both private investment and financial advisory firms. From September 2000 to June 2009, Mr. Hofmockel served as a Principal in the private equity firm Cardinal Growth, L.P., where he led a number of investments and was a board member of several portfolio companies, and co-founded Diamond Communication Solutions, Inc. From 1998 to 2000, he served as a Vice President at Resource Financial Corporation, an investment banking and merchant banking firm, and Mr. Hofmockel worked in investment banking in the financial institutions groups of Salomon Brothers (1996 – 1998) and Bear Stearns (1994 – 1996). Between December 1988 and July 1992, Mr. Hofmockel was a certified public accountant working in KPMG’s financial services group in tax and consulting. Mr. Hofmockel received a Bachelor of Science in Accounting from Purdue University and a Master of Business Administration from the University of Chicago Booth School of Business. Mr. Hofmockel is well qualified to serve as a director due to his extensive investing and advisory experience.

Other Director and Officer Biographies

Brian Kabot has served as our Chief Executive Officer and Chairman since inception. Mr. Kabot has over 19 years of principal investing experience and has served as Chief Investment Officer of Stable Road Capital, a single-family office investment vehicle based in Los Angeles, California, since July 2017. In July 2019, Mr. Kabot was named a Strategic Advisor to The Cannabis ETF (NYSE: THCX), a newly-launched cannabis-oriented exchange-traded fund managed by Innovation Shares LLC. Since December 2018, Mr. Kabot has been a director of the Treehouse Real Estate Investment Trust, a private real estate investment trust, where he currently serves as the Chairman of the Investment Committee. Mr. Kabot has also served on the board of directors of Old Pal, LLC, a private cannabis brand company, since June 2018, and on the board of directors of Grenco Science LLC, a private developer of vape pens and portable vaporizers, since July 2019. From May 2016 to July 2017, Mr. Kabot was the Director of Research at Eschaton Opportunities Fund Management LP, a management company for two global value hedge funds. From January 2011 to April 2016, Mr. Kabot served as a partner and Deputy Portfolio Manager of Riverloft Capital Management L.P., or Riverloft Capital, a management company for an event-driven hedge fund. From March 2009 to December 2010, he served as a managing director at Gulf Coast Capital, a single-family office investment vehicle. From August 2006 to January 2009, Mr. Kabot ran the industrials, materials, and energy vertical for Sun Capital Partners’ cross cap structure/activist hedge fund. From February 2005 to July 2006, he served as a senior analyst at Reservoir Capital Group. Mr. Kabot also worked as an associate at Questor Management Company from May 2003 to February 2005, where he focused on acquiring distressed and bankrupt companies in the industrials, materials and energy sectors. From June 2000 to April 2003, Mr. Kabot served as an analyst in the merchant banking partners group at Donaldson, Lufkin & Jenrette. Mr. Kabot received a Bachelor of Science in Hotel and Restaurant Administration from Cornell University. Mr. Kabot is well qualified to serve as a director due to his extensive investing and advisory experience in numerous industries.

James Norris has served as our Chief Financial Officer since inception and as a director. Mr. Norris has more than 18 years of experience in the investment management industry. Since November 2018, Mr. Norris has served as the Chief Financial Officer of Stable Road Capital, LLC. From October 2017 to September 2018, Mr. Norris served as the Chief Financial Officer of Cycad Management LLC, a single family investment office. From April 2013 to October 2017, Mr. Norris served as the Chief Financial Officer and Chief Compliance Officer of Blue Jay Capital Management LLC, a SEC-registered investment management firm focused on equity investments in the healthcare sector. From September 2012 to April 2013, Mr. Norris served as the Controller of Kennedy-Wilson Holdings Inc. (NYSE:KW), a global real estate company. From January 2010 to July 2012, Mr. Norris served as the Controller and Chief Compliance Officer of Expo Capital Management LLC, a SEC-registered investment management firm. From September 2004 to July 2009, Mr. Norris served as Manager at PriceWaterhouseCoopers in the United Kingdom and the United States, specializing in investment management. From September 2001 to August 2004, Mr. Norris served as an accountant at Ainsworth’s Chartered Accountants in the United Kingdom. Mr. Norris received a Bachelor of Arts in Accounting and Finance from the University of Glamorgan in the United Kingdom. He is a certified public accountant and is a fellow member of the Association of Chartered Certified Accountants. Mr. Norris is well qualified to serve as a director due to his extensive investment management experience.

Juan Manuel Quiroga has served as our Chief Investment Officer since inception. Mr. Quiroga has over 20 years of experience in the financial sector, including 14 years of principal investing experience. Since August 2015, Mr. Quiroga has served as Chief Investment Officer of Nala Investments. From September 2007 to August 2015, Mr. Quiroga served as Senior Vice President of Darby Private Equity. From August 2005 to August 2007, Mr. Quiroga served as a Vice President of Market Intelligence at General Electric Capital Solutions. Prior to that, from 1996 to 1998 and from 2000 to 2003, Mr. Quiroga worked for Grupo Financiero Banorte in Mexico City and New York City, where he collaborated on the creation of an asset management and financial derivatives division. Mr. Quiroga currently serves on the board of directors of Acrecent Financial Corporation, Cobiscopr and Good Media Company. Mr. Quiroga received a Bachelor of Arts in Management, Finance and International Business from the Universidad Panamericana in Mexico, a Graduate Diploma in Finance from Universis Pompeu Fabra in Spain and a Master of Business Administration from the University of Chicago Booth School of Business.

Marc Lehmann is one of our independent directors. Mr. Lehman has served as the Managing Member of Flamingo Drive Partners, LLC and its predecessor, an investment firm involved in public markets, real estate and start-up investing, since July 2016. Since November 2018, Mr. Lehmann has served as a director of Green Growth Brands Inc. (CSE:GGB; OTCQB:GGBXF), a producer and seller of cannabis and CBD products. Mr. Lehmann served as the General Partner of Riverloft Capital from January 2011 to June 2016. From May 2002 to June 2010,

Mr. Lehmann served as a Partner and Director of Research at JANA Partners LLC, a hedge fund. From July 1999 to May 2002, he served as an analyst at Appaloosa Management LP, an opportunistic hedge fund portfolio. He began his career as an analyst at Morgan Stanley (February 1995 – September 2005) and Lehman Brothers Holdings Inc. (February 1994 – February 1995). He then served as a lead analyst at SAC Capital, LP from September 1995 to June 1997. Mr. Lehmann received a Bachelor of Science in Finance and International Business from New York University and a Master of Business Administration from The Wharton School at the University of Pennsylvania. Mr. Lehmann is well qualified to serve as a director due to his extensive investing and advisory experience in the cannabis industry.

Ann Kono, is one of our independent directors. Ms. Kono has more than 20 years of experience in the financial services industry. Ms. Kono is currently the Chief Executive Officer of the Leda Advisory Group, a strategy consulting firm focusing on growth-stage startups that she founded in January 2019. From April 2007 to December 2018, Ms. Kono was a senior executive and most recently a partner and Chief Information and Risk Officer of Ares Management LLC (NYSE: ARES). Ms. Kono currently serves on the board of directors of Treehouse Real Estate Investment Trust, a private real estate investment trust. Ms. Kono earned a bachelor’s degree in business administration from Boston University and a master’s degree in business administration from the University of Southern California. Ms. Kono is well qualified to serve as a director due to her extensive advisory experience.

Certain Relationships and Related Party Transactions

In June 2019, we issued an aggregate of 4,312,500 founder shares to our sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.006 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of the IPO (excluding the placement units and underlying securities). The founder shares (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Our sponsor and Cantor purchased an aggregate of 545,000 placement units at a price of $10.00 per unit, for a purchase price of $5,450,000. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares, placement shares or placement warrants, which will expire worthless if we do not consummate a business combination within the allotted 18 month period.

From the closing of our IPO until September 30, 2020, we paid Stable Road Capital, LLC, an affiliate of our sponsor, a few of $10,000 per month for office space, utilities and administrative support. We ceased paying these monthly fees after September 30, 2020.

Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers, directors or advisors or any affiliate of our sponsor, officers, directors or advisors prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors, advisors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital to be held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the placement units. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

In February 2021, Stable Road Capital LLC and DIBALYD Investments (an affiliate of Nala Investments), each of which is an affiliate of the Sponsor, each loaned $300,000 to us pursuant to non-interest bearing promissory notes in order to finance transaction and working capital costs (the “Promissory Notes”). The Promissory Notes mature upon the earlier of June 30, 2021 or the consummation of our initial business combination.

In addition, Stable Road Capital LLC and Nala Investments are expected to invest $3.0 million and $2.0 million, respectively, of the $175.0 million private placement of Class A Ordinary Shares to be consummated in connection with the closing of the Momentus Business Combination. Stable Road Capital LLC and Nala Investments have agreed to invest that amount to replace the previously planned $5.0 million investment by Brainyspace LLC (the beneficial owner of which is Olga Khasis, a U.S. citizen and wife of Lev Khasis, co-founder and former director of Momentus) in the private placement, which investment is expected to be terminated given Brainyspace’s agreement to fully divest its equity interest in Momentus by March 1, 2024. Stable Road Capital LLC and Nala Investments will participate in the private placement on the same terms and conditions as the other investors who are participating in the private placement, including that the Class A Ordinary Shares will be purchased at a price of $10.00 per share.

Related Party Policy

Our audit committee must review and approve any related person transaction we propose to enter into. Our audit committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of our company and our stockholders. A summary of such policies and procedures is set forth below.

Any potential related party transaction that is brought to the audit committee’s attention will be analyzed by the audit committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At its meetings, the audit committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the audit committee must consider, among other factors, the following factors to the extent relevant:

•        whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

•        whether there are business reasons for us to enter into the transaction;

•        whether the transaction would impair the independence of an outside director; and

•        whether the transaction would present an improper conflict of interest for any director or executive officer.

Any member of the audit committee who has an interest in the transaction under discussion must abstain from any voting regarding the transaction, but may, if so requested by the chairman of the audit committee, participate in some or all of the audit committee’s discussions of the transaction. Upon completion of its review of the transaction, the audit committee may determine to permit or to prohibit the transaction.

Board Meetings and Committees

The Board meets at such times as are necessary and generally on the dates of regularly scheduled Board meetings. The Board held six meetings in 2020. There are two standing committees appointed by the Board: the audit committee and the compensation committee. Each Committee has the same power as the Board to employ the services of outside consultants and to have discussions and interviews with personnel of the Company and others. The audit committee of the board held four meetings in 2020. The compensation committee did not hold any meetings because we did not consider paying our executives compensation in 2020.

The principal functions of the committees are summarized as follows:

Audit Committee

Mr. Lehmann, Ms. Kono and Mr. Hofmockel serve as members of our audit committee, and Mr. Lehmann chairs the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Mr. Lehmann, Ms. Kono and Mr. Hofmockel meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Lehmann qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We adopted an audit committee charter, which details the principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. Mr. Lehmann, Ms. Kono and Mr. Hofmockel serve as members of our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Mr. Lehmann, Ms. Kono and Mr. Hofmockel are independent and Ms. Kono chairs the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•        reviewing on an annual basis our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to an affiliate of our sponsor of $10,000 per month, from the closing of our IPO to September 2020, and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Officer and Director Compensation

None of the Company’s executive officers or directors have received any cash compensation for services rendered to the Company. From the consummation of the IPO to September 2020, the Company paid an affiliate of our Sponsor a total of $10,000 per month for secretarial and administrative support. In addition, the Sponsor, executive officers and directors, and any of their respective affiliates are being reimbursed for any out-of-pocket expenses incurred in connection with activities conducted on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews all payments that were made to the Sponsor, officers or directors, or their affiliates on a quarterly basis. Any such payments prior to the consummation of the initial business combination are made using funds held outside the trust account. Other than quarterly audit committee review of such payments, we do not have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation or any kind, including finder’s and consulting fees, is paid by the Company to the Sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of an initial business combination.

Delinquent Section 16(a) Reports

The Company’s directors and executive officers are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of the common stock with the SEC. Based solely upon a review of Forms 3 and 4 and amendments thereto, if any, furnished to the Company during its most recent year and filed with the SEC, and representations from reporting persons that no Forms 5 were required; we believe that all of our directors and executive officers complied during fiscal 2020 with the reporting requirements of Section 16(a) of the Exchange Act.

Access to Directors

The security holders of the Company may communicate in writing to the Board by sending such communication to the Board or a particular director in care of James Norris, Chief Financial Officer, at the Company’s principal executive offices. At present, such communications will be directly forwarded to the Board or such particular director, as applicable.

Required Vote

Each of the nominated directors will be elected by a plurality of the votes cast by the holders of Class A Common Stock and Class B Common Stock represented by proxy at the special meeting and entitled to vote thereon.

Recommendation

The Board recommends a vote “FOR” the re-election to the Board of the above mentioned nominee.

Proposal No. 2 — The Independent Accountant Proposal

We are asking the stockholders to ratify the selection of Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The audit committee is directly responsible for appointing the Company’s independent registered public accounting firm. The audit committee is not bound by the outcome of this vote. However, if the stockholders do not ratify the selection of Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2021, our audit committee may reconsider the selection of Withum as our independent registered public accounting firm.

Withum has audited our financial statements for the fiscal years ended December 31, 2020 and 2019. A representative of Withum is expected to be present at the special meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions from stockholders. The following is a summary of fees paid or to be paid to Withum for services rendered.

Audit Fees.    For the year ended December 31, 2020 and for the period from May 28, 2019 (inception) through December 31, 2019, fees for our independent registered public accounting firm were $71,530 and $43,775, respectively, for the services Withum performed in connection with the IPO and the audits of our financial statements.

Audit-Related Fees.    For the year ended December 31, 2020 and for the period from May 28, 2019 (inception) through December 31, 2019, our independent registered public accounting firm did not render assurance and related services related to the performance of the audit or review of financial statements.

Tax Fees.    For the year ended December 31, 2020, fees for our independent registered public accounting firm were approximately $5,500 for services Withum performed relating to tax compliance, tax advice and tax planning. For the period from May 28, 2019 (inception) through December 31, 2019, our independent registered public accounting firm did not render services to us for tax compliance, tax advice and tax planning.

All Other Fees.    For the year ended December 31, 2020 and for the period from May 28, 2019 (inception) through December 31, 2019, there were no fees billed for products and services provided by our independent registered public accounting firm other than those set forth above.

Our audit committee has determined that the services provided by Withum are compatible with maintaining the independence of Withum as our independent registered public accounting firm.

Pre-Approval Policy

Our audit committee was formed upon the consummation of the IPO. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by the Board. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Vote Required

The ratification of the appointment of Withum requires the vote of a majority of the votes cast by stockholders present virtually or represented by proxy and entitled to vote on the matter at the special meeting. All holders of Class A Common Stock and Class B Common Stock are entitled to vote on this proposal. Abstentions will have no effect on this proposal.

Recommendation

Our Board of Directors recommends a vote “FOR” the ratification of the selection by the Audit Committee of Withum as our independent registered public accounting firm.

Proposal No. 3 — The Extension AMendment Proposal

Background

On November 13, 2019, we consummated our IPO of 17,250,000 units at a price of $10.00 per unit generating gross proceeds of $172,500,000 before underwriting discounts and expenses. Each unit consists of one share of the Company’s Class A Common Stock and one redeemable warrant (the “public warrants”). Each public warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share. Simultaneously with the consummation of our IPO, we completed the private sale of 545,000 private placement warrants at a price of $10.00 per private placement warrant, in a private placement to the Sponsor generating gross proceeds of $5,450,000. In connection with the IPO, the underwriters were granted an option to purchase up to 2,250,000 units to cover over-allotments, if any. The underwriters exercised their over-allotment option in full. Following the IPO, the exercise of the over-allotment option and the sale of the private placement warrants, a total of $172,500,000 was placed in the trust account. As of April 5, 2021, there was approximately $173.0 million held in the trust account. Our charter currently provides that we have until May 13, 2021 (18 months from the IPO Closing Date) to complete an initial business combination.

On October 7, 2020, the Company entered into the Merger Agreement with Momentus and the other parties thereto, which transaction is proposed to be the Company’s initial business combination. The Momentus Business Combination has not been consummated and there is uncertainty as to when, or whether, it will be consummated in the future. As discussed in more detail below, the sole purpose of the Extension Amendment is to allow the Company more time to complete the proposed Momentus Business Combination. If the Extension Amendment is not approved, we will be unable to consummate the Momentus Business Combination. However, even if the Extension Amendment is approved by stockholders, the Company cannot offer any assurances that the Momentus Business Combination will be consummated prior to the Extended Date or at all.

For additional information on the current status of the Momentus Business Combination, recent developments with respect to Momentus and a summary of risk and uncertainties relating to the Momentus Business Combination and Momentus, please see “Summary of Status and Recent Developments with respect to the Momentus Business Combination.”

The Extension Amendment

We are proposing to amend our charter to extend the date we have to consummate a business combination to the Extended Date. Approval of the Extension Amendment is a condition to the implementation of the Extension. A copy of the proposed amendment to our charter is attached to this proxy statement as Annex A.

Reasons for the Proposal

The sole purpose of the Extension Amendment is to allow the Company more time to complete the proposed Momentus Business Combination. If the Extension Amendment Proposal is not approved, the Extension Amendment will not be implemented and we will be unable to complete the Momentus Business Combination. Therefore, it is important and necessary for the Momentus Business Combination that the Extension Amendment be approved.

If we do not amend our charter, we will be unable to consummate the Momentus Business Combination, and on May 14, 2021 we will be required to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem all of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

On October 7, 2020, the Company entered into the Merger Agreement. The charter provides that the Company has until May 13, 2021 to complete a business combination. While the Company and Momentus are working towards satisfaction of the conditions to completion of the Momentus Business Combination by the deadline and the Company has filed a Registration Statement on Form S-4 with the SEC with respect to the Momentus Business Combination (which Registration Statement has not been declared effective by the SEC and the information contained therein is subject to further change), the Board has determined that there will not be sufficient time before May 13, 2021 to hold a special meeting to obtain stockholder approval of, and to consummate, the Momentus Business Combination. Accordingly, our Board believes that in order to be able to successfully complete the Momentus Business Combination, which our Board continues to believe is a compelling business combination opportunity, it is important and necessary to obtain the Extension. Therefore, the Board has determined that it is in the best interests of our stockholders to extend the date by which the Company must complete the Momentus Business Combination to the Extended Date. If the Extension Amendment is approved, we expect to hold another stockholder meeting prior to the Extended Date in order to seek stockholder approval of the Momentus Business Combination. The Company cannot complete the Momentus Business Combination unless the Registration Statement is declared effective by the SEC. The Registration Statement has not been declared effective by the SEC and the information contained therein is subject to further change. As of the date of this proxy statement, the Company cannot estimate when, or if, the SEC will declare the Registration Statement effective. For additional information, see “Summary of Status and Recent Developments with respect to the Momentus Business Combination.”

The charter states that if the Company’s stockholders approve an amendment to the charter (i) to modify the substance or timing of its obligation to redeem 100% of the public shares if it does not complete an initial business combination by May 13, 2021, or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, the Company will provide its public stockholders with the opportunity to redeem their public shares upon such approval, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares. We believe that this charter provision was included to protect the Company stockholders from having to sustain their investments for an unreasonably long period if the Company failed to find a suitable business combination in the timeframe contemplated by the charter. We also believe that, given the Company’s expenditure of time, effort and money on pursuing the Momentus Business Combination, circumstances warrant providing stockholders an opportunity to consider a transaction.

The Company is not asking you to vote on the Momentus Business Combination or any other proposed business combination at this time. If the Extension is implemented and you do not elect to redeem your public shares, you will retain the right to vote on any proposed business combination (including the Momentus Business Combination) in the future and the right to redeem your public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, in the event the proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

If the Extension Amendment Proposal is Not Approved

If the Extension Amendment Proposal is not approved, the Extension Amendment will not be implemented and and we will be unable to consummate the Momentus Business Combination. As of May 14, 2021, in accordance with our charter, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem all of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

The Sponsor and the Company’s officers and directors waived their rights to participate in any liquidation distribution with respect to any founder shares held by them. In addition, there will be no distribution from the trust account with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial business combination by May 13, 2021. The Company will pay the costs of liquidation from its remaining assets outside of the trust account.

If the Extension Amendment Proposal is Approved

If the Extension Amendment is approved, the Company will file an amendment to the charter with the Secretary of State of the State of Delaware in the form of Annex A hereto to extend the time it has to complete a business combination (including the Momentus Business Combination) until the Extended Date. The Company will remain a reporting company under the Exchange Act, and its units, Class A Common Stock and warrants will remain publicly traded. The Company will then continue to work to consummate a business combination by the Extended Date.

If the Extension Amendment Proposal is approved, but we do not consummate the Momentus Business Combination by the Extended Date, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem all of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

The Sponsor and the Company’s officers and directors waived their rights to participate in any liquidation distribution with respect to any founder shares held by them. In addition, there will be no distribution from the trust account with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial business combination by the Extended Date. The Company will pay the costs of liquidation from its remaining assets outside of the trust account.

You are not being asked to vote on the Momentus Business Combination or any other initial business combination at this time. If the Extension is implemented and you do not elect to redeem your public shares in connection with the Extension, you will retain the right to vote on an initial business combination (including the Momentus Business Combination) when or if it is submitted to stockholders and the right to redeem your public shares for cash from the trust account in the event the proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

If the Extension Amendment Proposal is approved, and the Extension is implemented, the removal of the Withdrawal Amount from the trust account in connection with the Election will reduce the amount held in the trust account. The Company cannot predict the amount that will remain in the trust account if the Extension Amendment Proposal is approved, and the amount remaining in the trust account may be only a small fraction of the approximately $173.0 million that was in the trust account as of April 5, 2021. However, we will not proceed with the Extension if the number of redemptions of our public shares cause us to have less than $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal.

Redemption Rights

In connection with the approval of the Extension Amendment Proposal each public stockholder may seek to redeem his, her or its public shares. Holders of public shares who do not elect to redeem their public shares in connection with the Extension will retain the right to redeem their public shares in connection with any stockholder vote to approve a proposed business combination, or if the Company has not consummated a business combination by the Extended Date.

TO DEMAND REDEMPTION, YOU MUST ENSURE YOUR BANK OR BROKER COMPLIES WITH THE REQUIREMENTS IDENTIFIED HEREIN, INCLUDING SUBMITTING A WRITTEN REQUEST

THAT YOUR SHARES BE REDEEMED FOR CASH TO THE TRANSFER AGENT AND DELIVERING YOUR SHARES TO THE TRANSFER AGENT PRIOR TO 5:00 p.m. NEW YORK TIME ON MAY 4, 2021. You will only be entitled to receive cash in connection with a redemption of these shares if you continue to hold them until the effective date of the Extension Amendment and Election.

Pursuant to the charter, a public stockholder may request that the Company redeem all or a portion of such public stockholder’s public shares for cash if the Extension Amendment is approved. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)     (a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)    prior to 5:00 p.m., New York time, on May 4, 2021 (two business days prior to the vote at the annual meeting), (a) submit a written request to the transfer agent, that the Company redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public stockholders may elect to redeem all or a portion of their public shares even if they vote for the Extension Amendment Proposal.

Through the DWAC system, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and the Company’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is the Company’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. The Company does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that deliver their shares through the DWAC system. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

Certificates that have not been tendered in accordance with these procedures prior to the vote on the Extension Amendment will not be redeemed for cash held in the trust account. In the event that a public stockholder tenders its shares and decides prior to the vote at the special meeting that it does not want to redeem its shares, the stockholder may withdraw the tender. If you delivered your shares for redemption to our transfer agent and decide prior to the vote at the special meeting not to redeem your shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above. In the event that a public stockholder tenders shares and the Extension Amendment is not approved, these shares will not be redeemed and the physical certificates representing these shares will be returned to the stockholder promptly following the determination that the Extension Amendment will not be approved. The Company anticipates that a public stockholder who tenders shares for redemption in connection with the vote to approve the Extension would receive payment of the redemption price for such shares soon after the completion of the Extension Amendment. The transfer agent will hold the certificates of public stockholders that make the election until such shares are redeemed for cash or returned to such stockholders.

If properly demanded, the Company will redeem each public share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares. Based on the amount in the trust account as of April 5, 2021, this would amount to approximately $10.03 per share. The closing price of the Class A Common Stock on April 8, 2021, the most recent closing price, was $12.20. Accordingly, if the market price were to remain the same until the date of the special meeting, exercising redemption rights would result in a public stockholder receiving less for each share as if such stockholder sold the shares in the open market. The Company cannot assure stockholders that they will be able to sell their shares of Class A Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

If you exercise your redemption rights, you will be exchanging your shares of the Company’s common stock for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you properly demand redemption and tender your stock certificate(s) to the Company’s transfer agent prior to the vote on the Extension Amendment. The Company anticipates that a public stockholder who tenders shares for redemption in connection with the vote to approve the Extension Amendment would receive payment of the redemption price for such shares soon after the completion of the Extension Amendment. If the Extension Amendment Proposal is not approved or if it is abandoned, these shares will be returned promptly following the special meeting as described above.

Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of certain material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined below) of Class A Common Stock with respect to the exercise of redemption rights in connection with the approval of the Extension Amendment. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to varying interpretations, which could result in U.S. federal income tax consequences different from those described below. This discussion does not address the tax consequences to stockholders under any state, local, or non-U.S. tax laws or any other U.S. federal tax, including the alternative minimum tax provisions of the Code and the net investment income tax.

This discussion applies only to holders of Class A Common Stock who hold their shares as a “capital asset,” as defined in the Code. For purposes of this discussion, a “U.S. Holder” is a beneficial owner for U.S. federal income tax purposes of Class A Common Stock that is (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that was created or organized in the U.S. or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. holders have the authority to control all substantial decisions of the trust, or (b) such trust has in effect a valid election to be treated as a United States person. For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner for U.S. federal income tax purposes of Class A Common Stock that is not a U.S. Holder or a partnership.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to certain types of holders subject to special treatment under the Code, including, without limitation, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, cooperatives, banks and certain other financial institutions, insurance companies, tax exempt organizations, retirement plans, stockholders that are, or hold shares through, partnerships or other pass through entities for U.S. federal income tax purposes, holders who acquired Class A Common Stock directly or indirectly in connection with performance of services, pursuant to an exercise of employee options, in connection with employee incentive plans, or otherwise as compensation, the Sponsor and its affiliates, persons who actually or constructively own 5 percent or more (by vote or value) of the Class A Common Stock, persons required to accelerate the recognition of any item of gross income with respect to Class A Common Stock as a result of such income being recognized on an applicable financial statement, U.S. Holders whose functional currency is not the U.S. dollar, dealers in securities or foreign currency, traders in securities that mark to market their securities, certain former citizens and long-term residents of the United States, and holders holding Class A Common Stock as a part of a straddle, hedging, constructive sale or conversion transaction.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Class A Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and the partner and certain determinations made at the partner level. If you are a partner of a partnership holding Class A Common Stock, you are urged to consult your tax advisor.

No legal opinion of any kind has been or will be sought or obtained regarding the U.S. federal income tax or any other tax consequences of exercising or not exercising redemption rights. In addition, the following discussion is not binding on the U.S. Internal Revenue Service (“IRS”) or any other taxing authority, and no ruling has been or will be sought or obtained from the IRS or other taxing authority with respect to any of the U.S. federal income tax consequences or any other tax consequences that may arise in connection with exercising redemption rights. There can be no assurance that the IRS or other taxing authority will not challenge any of the statements made in this summary or that a U.S. court or other judicial body would not sustain such a challenge.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED AS TAX ADVICE. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF ELECTING OR NOT ELECTING REDEMPTION RIGHTS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX RULES AND POSSIBLE CHANGES IN LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED IN THIS PROXY STATEMENT.

Tax Consequences to Holders Not Exercising Redemption Rights

Holders that do not exercise redemption rights (including any holders that vote in favor of the Extension Amendment) will continue to own their Class A Common Stock and warrants, and will not recognize any income, gain or loss for U.S. federal income tax purposes by reason of the Extension Amendment.

Tax Consequences to U.S. Holders Exercising Redemption Rights

This section is addressed to U.S. Holders of Class A Common Stock that elect to have their Class A Common Stock redeemed for cash pursuant to the redemption rights described above in the section entitled “The Extension Amendment Proposal — Redemption Rights.”

Redemption of Class A Common Stock

In the event that a U.S. Holder’s Class A Common Stock is redeemed pursuant to the redemption rights described above in the section entitled “The Extension Amendment Proposal — Redemption Rights,” the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A Common Stock under Section 302 of the Code. Generally, whether the redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning warrants) relative to all of our shares treated as held by the U.S. Holder both before and after the redemption. The redemption of Class A Common Stock generally will be treated as a sale of the Class A Common Stock (rather than as a distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include stock which could be acquired pursuant to the exercise of the warrants. Among other requirements that must be met, in order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of Class A Common Stock must be less than 80% of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Because holders of Class A Common Stock are not entitled to elect directors until after the completion of the Business Combination, the Class A Common Stock may not be treated as voting stock for this purpose and, consequently, the substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock and certain other requirements are met. The redemption of the Class A Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the redemption will be treated as a distribution and the tax effects will be as described below under “— Taxation of Distributions.”

U.S. Holders of Class A Common Stock considering exercising their redemption rights are urged to consult their tax advisors to determine whether the redemption of their Class A Common Stock would be treated as a sale or as a distribution under the Code in light of their particular circumstances.

Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Class A Common Stock

If the redemption qualifies as a sale of Class A Common Stock with respect to a U.S. Holder, such U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of cash received by the U.S. Holder on such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Common Stock generally will equal the U.S. Holder’s acquisition cost of the Class A Common Stock, less any prior distributions on the Class A Common Stock treated as a return of capital. Any such gain or loss recognized will generally be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A Common Stock may have suspended the running of the applicable holding period for this purpose. Long-term capital gain realized by a non-corporate U.S. Holder is currently taxed at a reduced rate. The deduction of capital losses is subject to limitations.

Taxation of Distributions

If the redemption does not qualify as a sale of Class A Common Stock with respect to a U.S. Holder, such U.S. Holder will be treated as receiving a distribution. Any distributions to U.S. Holders generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described above under “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Class A Common Stock.” Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be taxable at a reduced rate.

Tax Consequences to Non-U.S. Holders Exercising Redemption Rights

This section is addressed to Non-U.S. Holders of Class A Common Stock that elect to have their Class A Common Stock redeemed for cash pursuant to the redemption rights described above in the section entitled “The Extension Amendment Proposal — Redemption Rights.”

Redemption of Class A Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Class A Common Stock pursuant to the redemption rights described above in the section entitled “The Extension Amendment Proposal — Redemption Rights” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Class A Common Stock, as described above under “Tax Consequences to U.S. Holders Exercising Redemption Rights — Redemption of Class A Common Stock.”

Non-U.S. Holders of Class A Common Stock considering exercising their redemption rights should consult their tax advisors as to whether the redemption of their Class A Common Stock will be treated as a sale or as a distribution under the Code in light of their particular circumstances.

Gain on Sale, Taxable Exchange, or Other Taxable Disposition of Class A Common Stock

Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” if the redemption qualifies as a sale of Class A Common Stock to a Non-U.S. Holder, such Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale of its Class A Common Stock, unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), in which case, unless an applicable income tax treaty provides otherwise, the Non-U.S. Holder will generally be subject to the same treatment as a U.S. Holder with respect to the redemption, and a corporate Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);

•        the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the redemption takes place and certain other conditions are met, in which case the Non-U.S. Holder will generally be subject to a 30% tax on the individual’s net capital gain for the year; or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held the Class A Common Stock, and, in the case where shares of Class A Common Stock are treated as regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of Class A Common Stock.

With respect to the third bullet point above (if applicable to a particular Non-U.S. Holder), gain recognized by such Non-U.S. Holder on the sale, exchange or other disposition of the Class A Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. There can be no assurance that Class A Common Stock will be treated as regularly traded on an established securities market for this purpose. We do not believe that we are or have been a United States real property holding corporation for U.S. federal income tax purposes but there can no assurance in this regard. We would be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Taxation of Distributions

If the redemption does not qualify as a sale of Class A Common Stock with respect to a Non-U.S. Holder, the Non-U.S. Holder will be treated as receiving a distribution. Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” in general, any distributions we make to a Non-U.S. Holder on shares of Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), the applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of Class A Common Stock (and, subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA,” and the third bullet point above under “— Tax Consequences for Non-U.S. Holders Exercising Redemption Rights — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock,” to the extent such distribution does not exceed the adjusted tax basis such amount will generally not be subject to withholding) and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of Class A Common Stock, which will be treated as described above under “— Tax Consequences to Non-U.S. Holders Exercising Redemption

Rights — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.” In addition, if we determine that we are classified as a United States real property holding corporation, we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), generally will not be subject to U.S. federal withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding

Generally information reporting requirements may apply to payments resulting from the redemption of Class A Common Stock. U.S. Holders generally may have to provide their taxpayer identification number and comply with comply certification requirements (usually on an IRS Form W-9) to avoid backup withholding. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under an applicable income tax treaty generally will satisfy a Non-U.S. Holder’s certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. Holder’s or Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA

Under sections 1471 to 1474 of the Code (commonly referred to as “FATCA”) a 30% withholding tax generally applies with respect to certain payments on and, subject to the regulatory relief described below, gross proceeds from a sale or disposition of, Class A Common Stock if paid to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution (a) enters into, and is in compliance with, a withholding and information reporting agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (b) is a resident in a country that has entered into an intergovernmental agreement with the United States in relation to such withholding and information reporting and the financial institution complies with the related information reporting requirements of such country or (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity, or such entity otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the United States and the applicable foreign country, or future U.S. Treasury regulations or other guidance, may modify these requirements. Under proposed U.S. Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not expected to apply unless such proposed U.S. Treasury regulations are modified, withdrawn or replaced in a manner that would subject gross proceeds to FATCA withholding. U.S. Holders and Non-U.S. Holders should consult their tax advisors regarding the possible implications of such withholding tax.

WE URGE HOLDERS OF CLASS A COMMON STOCK CONTEMPLATING EXERCISING THEIR REDEMPTION RIGHTS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

Required Vote

Approval of the Extension Amendment Proposal requires the affirmative vote of at least 65% of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the annual meeting, voting as a single class. If the Extension Amendment is not approved, the Extension Amendment will not be implemented and, as of May 14, 2021, the Company will be required by its charter to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Board, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

All of the Company’s directors, officers and their affiliates are expected to vote any common stock owned by them in favor of the Extension Amendment. On the record date, the Sponsor or its affiliates beneficially owned and were entitled to vote 4,312,500 founder shares and an additional 495,000 placement shares. The total number of founder shares and placement shares controlled by the Sponsor or its affiliates represents approximately 21.8% of the common stock.

In addition, the Sponsor and the Company’s directors, officers or advisors, or any of their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. As of the date of this proxy statement, none of the Sponsor, the Company’s directors, officers or advisors, or any of their respective affiliates have purchased, or made arrangements to purchase or direct the voting of, public shares in connection with this proxy statement or the Momentus Business Combination. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that such stockholder, for so long as it remains the record holder of the shares in question, will vote in favor of the Extension Amendment and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals to be voted upon at the special meeting are approved by the requisite number of votes. In the event that such purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Extension Amendment and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Extension Amendment. None of the Company’s sponsor, director, officers, advisors or their affiliates may make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act.

Interests of the Company’s Directors and Officers

When you consider the recommendation of our Board, you should keep in mind that the Company’s officers and members of our Board have interests that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•        the fact that the Sponsor purchased an aggregate of 4,312,500 founder shares, for an aggregate offering price of $25,000 at an average purchase price of approximately $0.006 per share, of which 176,471 of such shares were transferred to SRAC PIPE Investors LLC (which is controlled by an affiliate of the Sponsor) and 4,136,029 are currently held by the Sponsor. The founder shares, which would convert into Class A Common Stock on a one-for-one basis in connection with the Momentus Business Combination, had an implied value of approximately $55.0 million as of April 5, 2021, based on the closing price of the Class A Common Stock on that date. Pursuant to the Merger Agreement and the Sponsor Agreement entered into in connection therewith, (i) one-third of the founder shares will become vested and no longer subject to forfeiture upon the closing of the Momentus Business Combination, (ii) one-third of the founder shares will be subject to forfeiture in the event that the amount in the Company’s trust account (for the avoidance of doubt, prior to giving effect to the any redemptions by the Company’s stockholders and the payment of any transaction costs by the Company), minus the aggregate amount of cash proceeds that will be required to satisfy any redemptions by the Company’s stockholders, is less than $100,000,000, and (iii) up to one-third of the founder shares will be subject to forfeiture in the event certain trading prices are not achieved prior to the fifth anniversary of the closing. The table below sets forth the interest of each of our directors and officers in the founder shares based on their equity interest in the Sponsor:

Member Name	Number of Founder Shares	Value as of April 5, 2021 ($12.84 closing price)
Brian Kabot	443,265	$5,691,522.60
James Norris	78,013	$1,001,686.92
James A. Hofmockel	96,801	$1,242,924.84
Marc Lehman	25,000	$321,000.00
Ann Kono	25,000	$321,000.00
Juan Manuel Quiroga Fernandez	525,131	$6,742,682.04

•        if we do not consummate an initial business combination by May 13, 2021, the Company will be required to dissolve and liquidate and the securities held by our Sponsor (including the private placement units, which consist of one share of Class A Common Stock and one-half of one warrant (with each whole warrant exercisable to purchase one share of Class A Common Stock at a price of $11.50 per share), that our Sponsor acquired for an aggregate purchase price of $4,950,000 simultaneously with the closing of the IPO) will be of no value because our Sponsor has agreed to waive their rights to any liquidation distributions. Of our directors and officers, only James Hofmockel has an economic interest in the private placement warrants based on his equity interest in the Sponsor, with his interest representing 25,000 of the 495,000 private placement units held by the Sponsor (with the underlying shares having an implied value to Mr. Hofmockel of approximately $321,000 based on the closing price of the Company’s shares on April 5, 2021, excluding the value of the underlying warrants, which have an exercise price of $11.50 per share):

•        in connection with the IPO, the Sponsor agreed that it will be liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of any third party for services rendered or products sold to the company or target businesses with which the Company has entered into certain agreements;

•        all rights specified in the charter relating to the right of officers and directors to be indemnified by the Company, and of the Company’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after a business combination. If the business combination is not approved and the Company liquidates, the Company will not be able to perform its obligations to its officers and directors under those provisions;

•        none of the Company’s officers or directors has received any cash compensation for services rendered to the Company. All of the current members of our Board are expected to continue to serve as directors at least through the date of the special meeting relating to any business combination, and Mr. Kabot is expected to serve as a director of the combined company following the consummation of the Momentus Business Combination and will receive compensation as a director thereafter, which compensation is expected to include (i) an annual cash retainer of $60,000 for serving as a director, (ii) an annual cash retainer of $20,000 for serving as Chairperson of the Audit Committee, (iii) an annual cash retainer of $15,000 for serving as Chairperson of the Compensation Committee, and (iv) an equity grant of RSUs initially valued at approximately $125,000;

•        the Sponsor, the Company’s officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on the Company’s behalf, such as identifying and investigating possible business targets and business combinations. However, if the Company fails to obtain the Extension and consummate the Momentus Business Combination, they will not have any claim against the trust account for reimbursement. Accordingly, the Company will most likely not be able to reimburse these expenses if a business combination is not completed. As of the date of this proxy statement, there were no reimbursable out-of-pocket expenses owed to the Sponsor, the Company’s officers and directors or their affiliates, but such reimbursable expenses could be incurred in the future;

•        Stable Road Capital LLC and DIBALYD Investments (an affiliate of Nala Investments), each of which is an affiliate of the Sponsor, loaned $600,000 to the Company pursuant to the Promissory Notes. However, if the Company fails to obtain the Extension and consummate the Momentus Business Combination, they will not have any claim against the trust account for repayment of the Promissory Notes. Accordingly, the Company will most likely not be able to repay the Promissory Notes if the Momentus Business Combination is not completed and those entities will not recover their investment; and

•        Stable Road Capital LLC and Nala Investments, which are affiliates of the Sponsor, are expected to invest $3.0 million and $2.0 million, respectively, of the $175.0 million private placement of Class A Ordinary Shares to be consummated in connection with the closing of the Momentus Business Combination. For additional information, see “Proposal No. 1 — The Director Re-Election Proposal — Certain Relationships and Related Party Transactions.” If the Momentus Business Combination is not consummated, Stable Road Capital LLC and Nala Investments will not have the opportunity to make the contemplated investment.

Recommendation

As discussed above, after careful consideration of all relevant factors (including the risks and uncertainties described elsewhere in this proxy statement), our Board has determined that the Extension Amendment Proposal is in the best interests of the Company and its stockholders. Our Board has approved and declared advisable adoption of the Extension Amendment Proposal.

Our Board recommends that you vote “FOR” the Extension Amendment Proposal. Our Board expresses no opinion as to whether you should redeem your public shares.

Proposal No. 4 — The Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Extension Amendment Proposal, the Board may adjourn the special meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Class A Common Stock and Class B Common Stock who, being present and entitled to vote at the special meeting, vote at the special meeting, voting as a single class.

Recommendation

Our Board recommends that you vote “FOR” the approval of the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN Beneficial Owners AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 5, 2021 based on information obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock, by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•        each of our executive officers and directors that beneficially owns shares of our common stock; and

•        all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	% of Class	Number of Shares Beneficially Owned(2)	% of Class
SRC-NI Holdings, LLC(1)(2)	495,000	2.8%	4,136,029	95.9%
Brian Kabot(1)	495,000	2.8%	4,136,029	95.9%
Juan Manuel Quiroga(1)	495,000	2.8%	4,136,029	95.9%
Edward K. Freedman(1)(3)	495,000	2.8%	4,312,500	100%
James Norris	—	—	—	—
Marc Lehmann	—	—	—	—
James Hofmockel	—	—	—	—
Ann Kono	—	—	—	—
All executive officers and directors as a group (7 individuals)	495,000	2.8%	4,312,500	100%
HGC Investment Management Inc.(4)	1,487,170	8.4%	—	—
683 Capital Management, LLC(5)	962,892	5.4%	—	—
Susquehanna Securities, LLC(6)	1,171,717	6.6%	—	—
Kepos Capital LP(7)	1,185,780	6.7%	—	—

____________

(1)      SRC-NI Holdings, LLC, our sponsor, is the record holder of the shares reported herein. Each of our officers and directors is, directly or indirectly, a member of our sponsor. The business address of our sponsor is 1345 Abbot Kinney Blvd., Venice, California 90291. Our sponsor’s board of managers is comprised of Edward K. Freedman, Brian Kabot and Juan Manuel Quiroga. Consequently, each of these individuals may be deemed the beneficial owner of the founder shares held by our sponsor and shares voting and dispositive control over such securities. Each of these individuals disclaims beneficial ownership over any securities owned by our sponsor in which he does not have any pecuniary interest.

(2)      Interests shown consist solely of founder shares, classified as shares of Class B common stock, as well as placement shares. Founder shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment.

(3)      Includes 176,471 founder shares held by SRAC PIPE Partners LLC (“SRAC Partners”). Stable Road Capital LLC is the managing member of SRAC Partners, and Edward Freedman is the sole member of Stable Road Capital LLC. As such, Mr. Freedman may be deemed to possess beneficial ownership of the securities held directly by SRAC Partners. Mr. Freedman disclaims any beneficial ownership of the securities held directly by SRAC Partners other than to the extent of any pecuniary interest he may have therein.

(4)      According to Schedule 13G filed with the SEC on February 14, 2020 by HGC Investment Management Inc. HGC Investment Management Inc. serves as the investment manager to HGC Arbitrage Fund LP, an Ontario limited partnership (the “Fund”), with respect to the Class A common stock held by HGC Investment Management Inc. on behalf of the Fund. The business address of HGC Investment Management Inc. is 366 Adelaide, Suite 601, Toronto, Ontario M5V 1R9, Canada.

(5)      According to a Schedule 13G/A filed with the SEC on February 16, 2021 by 683 Capital Management, LLC, 683 Capital Partners, LP and Ari Zweiman. The business address of each of the foregoing is 3 Columbus Circle, Suite 2205, New York, NY 10019.

(6)      According to a Schedule 13G filed with the SEC on February 16, 2021 by Susquehanna Securities, LLC. The business address of the foregoing is 401 E. City Avenue Suite 220, Bala Cynwyd, PA 19004.

(7)      According to a Schedule 13G filed with the SEC on February 4, 2020 by Kepos Capital LP and Mark Carhart. The business address of each of the foregoing is 11 Times Square, 35th Floor, New York, New York 10036.

Stockholder Proposals

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, our bylaws provide that the stockholder must give timely notice in proper written form to our secretary and such business must otherwise be a proper matter for stockholder action. Such notice, to be timely, must be received at least 90 days, but no more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders for the annual meeting; provided that in the event that the annual meeting is called for a date that is not within 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. Because the special meeting is being held in lieu of an annual meeting this year, the special meeting will constitute the “preceding annual meeting of stockholders” for purposes of giving proper notice at our 2022 annual meeting of stockholders.

The Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the special meeting.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Stable Road Acquisition Corp. 1345 Abbot Kinney Blvd., Venice, California 90291. If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Where You Can Find More Information

The Company files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. The Company files its reports, proxy statements and other information electronically with the SEC. You may access information on the Company at the SEC website containing reports, proxy statements and other information at http://www.sec.gov. This proxy statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this proxy statement. Information and statements contained in this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

You may obtain additional copies of this proxy statement, at no cost, and you may ask any questions you may have about the Extension Amendment by contacting us at the following address, telephone number or facsimile number:

Stable Road Acquisition Corp.
1345 Abbot Kinney Blvd.
Venice, CA 90291
Telephone: (883) 478-2253
E-mail: info@sracquisitions.com

You may also obtain these documents at no cost by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Individuals Please call: (800) 662-5200
(Banks and brokers, please call (203) 658-9400)
E-mail: SRAC.info@investor.morrowsodali.com

In order to receive timely delivery of the documents in advance of the special meeting, you must make your request for information no later than April 26, 2021.

Annex A

Proposed Amendment

to the AMended and Restated Certificate of Incorporation

of Stable Road Acquisition Corp.

, 2021

The undersigned, being a duly authorized officer of Stable Road Acquisition Corp. (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1.      The name of the Corporation is “Stable Road Acquisition Corp.”

2.      The Corporation’s original certificate of incorporation was filed with the Secretary of State of the State of Delaware on May 28, 2019 (the “Original Certificate”). An amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on November 7, 2019 (as amended, the “Amended and Restated Certificate”).

3.      This Amendment to the Amended and Restated Certificate (this “Amendment”) amends the Amended and Restated Certificate.

4.      This Amendment was duly adopted by the affirmative vote of the holders of 65% of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

5.      This Amendment shall become effective on the date of filing with the Secretary of State of the State of Delaware.

6.      The text of 9.1(b) of Article IX of the Amended and Restated Certificate is hereby amended and restated to read in full as follows:

(b) Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 27, 2019, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay taxes (less up to $100,000 interest to pay dissolution expenses), none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination by August 13, 2021 and (iii) the redemption of shares in connection with a vote seeking to amend any provisions of this Amended and Restated Certificate relating to stockholders’ rights or pre-initial Business Combination activity (as described in Section 9.7). Holders of shares of Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are the Sponsor or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”

7.      The text of Section 9.2(d) of Article IX of the Amended and Restated Certificate is hereby amended and restated to read in full as follows:

(d) In the event that the Corporation has not consummated an initial Business Combination by August 13, 2021, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable

Annex A-1

in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

8.      The text of Section 9.7 of Article IX of the Amended and Restated Certificate is hereby amended and restated to read in full as follows:

Section 9.7. Additional Redemption Rights. If, in accordance with Section 9.1(a), any amendment is made to Section 9.2(d) to modify (i) the substance or timing of the ability of Public Stockholders to seek redemption in connection with an initial Business Combination or the Corporation’s obligation to redeem 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination by August 13, 2021 or (ii) any other provisions relating to stockholders’ rights or pre-initial Business Combination activity, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes, divided by the number of then outstanding Offering Shares; provided, however, that any such amendment will be voided, and this Article IX will remain unchanged, if any stockholders who wish to redeem are unable to redeem due to the Redemption Limitation.

IN WITNESS WHEREOF, Stable Road Acquisition Corp. has caused this Amendment to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

Stable Road Acquisition Corp.

By:
	Name:	Brian Kabot
	Title:	Chief Executive Officer

Annex A-2

PROXY CARD Stable Road Acquisition Corp. Special Meeting Stable Road Acquisition Corp. 1345 Abbot Kinney Boulevard Venice, CA 90291 SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF STOCKHOLDERS OF STABLE ROAD ACQUISITION CORP. YOUR VOTE IS IMPORTANT THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2021. The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated April 9, 2021, in connection with the Special Meeting in lieu of an Annual Meeting of Stockholders (the “Special Meeting”) to be held at 11:00 am Eastern Time on May 6, 2021. In light of the ongoing developments related to the COVID-19 pandemic and to protect the health of Stable Road Acquisition Corp. (“SRAC” or the “Company”) stockholders and the community, the Special Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast at https://www.cstproxy.com/ stableroadacquisitioncorp/sm2021, and hereby appoints Brian Kabot and Juan Quiroga, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all common stock of SRAC registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. (Continued and to be marked, dated and signed on reverse side) SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” PROPOSALS. Please mark vote as indicated in this example Proposal No. 1 — The Director Reelection Proposal — to re-elect one director to serve as a Class I director on the Company’s board of directors (the “Board”), with such director to serve until the 2024 annual meeting of shareholders or until his successor is elected and qualified, or until such director’s earlier death, resignation, retirement or removal; Proposal No. 2 — The Independent Accounting Firm Proposal — ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the year ended December 31, 2021; Proposal No. 3 — The Extension Amendment Proposal — amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation (as amended, the “charter”) to extend the date by which the Company has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “business combination”), from May 13, 2021 to August 13, 2021 (the “Extension,” and such later date, the “Extended Date”) (we refer to this proposal as the “Extension Amendment Proposal”); and Proposal No. 4 — The Adjournment Proposal — approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal (we refer to this proposal as the “Adjournment Proposal”). Date: , 2021 (Signature) (Signature if held Jointly) When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.